FUNDING AGREEMENT #2


                                    between


                NEW YORK CITY ECONOMIC DEVELOPMENT CORPORATION


                                      and


                          THE NEW YORK TIMES COMPANY


                         Dated as of December 15, 1993




                        Relative to the construction of
                    a City sanitary sewer system along the
                      Whitestone Expressway Service Road
                     in the College Point Industrial Park
                           in the Borough of Queens



























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                               TABLE OF CONTENTS

                                                                        Page

PREAMBLE                                                                 1
DEFINITIONS                                                              3

ARTICLE ONE       THE WORK; PERFORMANCE, PROCUREMENT
- -----------       AND CONTRACT REQUIREMENTS

   Sec.1.1        General Provisions and Provisions Regarding
                  Design and Construction                               16
   Sec.1.2        Procurement of Bids, Services and Goods               24
   Sec.1.3        Liaison to EDC                                        35


ARTICLE TWO       THE FUNDING
- -----------

   Sec.2.1        Agreement to Fund                                     36
   Sec.2.2        Disbursements                                         36
   Sec.2.3        Funding of Costs of Changes                           39


ARTICLE THREE     THE TERM
- -------------

   Sec.3.1        Term                                                  44


ARTICLE FOUR      CONDITIONS FOR DISBURSEMENT
- ------------

   Sec.4.1        Initial Submissions by The Times                      45
   Sec.4.2        Documentation for Disbursements on Account
                  of Eligible Costs                                     46
   Sec.4.3        Direction of Submissions                              49


ARTICLE FIVE      REPRESENTATIONS, WARRANTIES AND
- ------------      GUARANTIES OF THE TIMES

   Sec.5.1        Organization; Standing                                50
   Sec.5.2        Intentionally Omitted                                 50





























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                                                                       Page

   Sec.5.3        Conflict, etc. under Other Documents                  50
   Sec.5.4        No Litigation                                         51
   Sec.5.5        Intentionally Omitted                                 51
   Sec.5.6        Intentionally Omitted                                 51
   Sec.5.7        Quality of Work; Guaranties and Warranties            51


ARTICLE FIVE-A    REPRESENTATIONS AND WARRANTIES OF EDC
- --------------

   Sec.5A.1       Organization; Standing                                57
   Sec.5A.2       Due Authorization; Enforceable Obligations            57


ARTICLE SIX       COVENANTS
- -----------

   Sec.6.1        Requisitions Update The Time's Representations        58
   Sec.6.2        Compliance with Other Agreements and Law;
                  Legal Status                                          58
   Sec.6.3        Maintenance of and Compliance with Insurance
                  Requirements                                          58
   Sec.6.4        Maintenance of Office                                 59
   Sec.6.5        Compliance with Applicable Law                        59
   Sec.6.6        Assignment                                            60
   Sec.6.7        Maintenance of Records                                61
   Sec.6.8        Intentionally Omitted                                 61
   Sec.6.9        Due Application of Funding Proceeds                   61
   Sec.6.10       Defects; Non-Conforming Work                          62
   Sec.6.11       Participation by Women and Minority Owned
                  Businesses                                            62
   Sec.6.12       No Liens                                              65
   Sec.6.13       Intentionally Omitted                                 65
   Sec.6.14       Intentionally Omitted                                 65
   Sec.6.15       Intentionally Omitted                                 65
   Sec.6.16       MacBride Principles                                   65
   Sec.6.17       No Waiver of Compliance                               66
































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                                                                      Page

ARTICLE SEVEN     DEFAULT AND TERMINATION
- -------------

   Sec.7.1        Events of Default                                     67
   Sec.7.2        Default Remedies; Exculpation                         68
   Sec.7.3        Termination                                           71
   Sec.7.4        Right to Reinstate Agreement                          73


ARTICLE EIGHT     NOTICES
- -------------

   Sec.8.1        Notice                                                74
   Sec.8.2        Disbursement Submissions                              75


ARTICLE NINE      GENERAL CONDITIONS AND COVENANTS
- ------------

   Sec.9.1        Conflict of Interests                                 76
   Sec.9.2        No Liability of Individuals                           77
   Sec.9.3        Anti-Boycott Provisions                               77
   Sec.9.4        Governing Law                                         78
   Sec.9.5        Liability of EDC                                      78
   Sec.9.6        Amendments                                            80
   Sec.9.7        Successors and Assigns                                80
   Sec.9.8        Assignment of Funds                                   80
   Sec.9.9        Counterparts                                          81
   Sec.9.10       Interpretation                                        81
   Sec.9.11       Indemnity                                             81
   Sec.9.12       No Agency                                             83
   Sec.9.13       Venue                                                 83
   Sec.9.14       Investigations; Cooperation                           85
   Sec.9.15       Intentionally Omitted                                 92
   Sec.9.16       Maximum Interest Rate                                 92
   Sec.9.17       Captions                                              92
   Sec.9.18       Gender, Etc.                                          92
   Sec.9.19       Assignment by EDC                                     93
   Sec.9.20       Obligations of Newspaper Division                     93































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                                                                      Page

ARTICLE TEN       AGREEMENT OF THE CITY
- -----------

   Sec.10.1       City's Agreement to Fund EDC                          94
   Sec.10.2       Valid Agreement of the City                           94
   Sec.10.3       The Times's Rights Against the City                   94

Appendix A  -     Premises
Appendix B  -     Sanitary Sewer System
Appendix C  -     Insurance Requirements
Appendix D  -     The Times's Certificate of Good Standing
Appendix E  -     EDC's Legal Opinion
Appendix F  -     EDC's Secretary's Certificate
Appendix G  -     Equal Employment Requirements
Appendix H  -     Employment Report
Appendix I  -     Intentionally Omitted
Appendix J  -     MacBride Principles Rider
Appendix K  -     Corporation Counsel's Legal Opinion

Exhibit A   -     Intentionally Omitted
Exhibit B   -     Form List of Contractors
Exhibit C   -     Investigation Forms
Exhibit D   -     Change Order Form
Exhibit E   -     Form Legal Opinion
Exhibit F   -     Form Certificate of Specimen Signature
Exhibit G   -     AIA Forms
Exhibit H   -     W\MBE Plan
Exhibit H-1 -     Form Expedited Certification Affidavit
Exhibit I   -     Form Certification to be Attached to Requisition

      FUNDING AGREEMENT #2 dated as of December 15, 1993 between NEW YORK CITY

ECONOMIC DEVELOPMENT  CORPORATION  ("EDC"), a  local  development  corporation formed pursuant to Section 1411  of the Not-for-Profit Corporation Law of  the

State  of New  York, having its  principal office  at 110  William Street, New

York, New York 10038, and THE NEW YORK TIMES COMPANY ("The Times"), a New York

State corporation,  having its principal  office at 229 West  43rd Street, New

York, New York 10036.



PREAMBLE:

                                  WITNESSETH
                                  ----------
      WHEREAS:

      A:    The City of New York (the "City"), a municipal corporation of  the

State of New York, is the owner in fee of certain real property identified, as of  the date hereof,  as Block 4183, p/o  Lot 1, Block 4242,  p/o Lot 1, Block

4243, p/o Lot 1, Block 4280, p/o Lot 1, Block 4281, p/o Lot 1, Block 4282, Lot

1, Block  4283, Lot 1,  Block 4284, Lot  1, Block 4306 p/o  Lot 1 and  Lot 44,

Block 4307, Lot 1 and p/o Lot 4, Block 4308, Lot 1 and Lot 36, Block 4310, Lot

32, Block  4336, Lot 35  and p/o Lot  50, Block 4337, Lot  62 and p/o  Lot 76,

Block 4339,  Lot 46 and demapped  portions of 25th Avenue,  28th Avenue, 138th

Street and  139th Street, on  the Tax Map  for the Borough  of Queens,  in the

County of  Queens, City and State of New  York, and assigned new tentative tax block  and lot numbers Block 4282, Lot  100 for future identification, as such property is more particularly described in Appendix A attached hereto and made a part hereof (the "Premises); and


























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       B:    The City, as landlord,  and EDC, as  tenant, entered into a  lease dated as  of the date  hereof, which  lease was assigned  by EDC to  The Times pursuant to  an  Assignment and Assumption  of Lease with Consent  dated as of the date hereof (the lease  as so assigned, and  as the same may hereafter  be amended, is hereinafter referred to as the "Lease"), demising the Premises for the Project  (as hereinafter defined), and for which Lease EDC will act as the

City's managing agent pursuant to Article 42 of the Lease; and

      C:    In  connection with  the  Lease,  The  Times  has  the  option  to construct on behalf of the City a  City sanitary sewer system designed by EDC,

to run  along the  westerly side  of the  Whitestone  Expressway Service  Road adjacent to the  Premises (the  "Construction Site"), as  such sanitary  sewer system  is more  particularly  depicted in  Appendix  B attached  hereto  (the

"Sanitary Sewer System" or the "Improvements"); and

      D:    The construction  of the Improvements is  a necessary prerequisite element to  the Project without  which The Times  has determined it  could not proceed with the construction of the Project; and

      E:    If  The Times elects  to construct the  Improvements in accordance with  its option,  EDC and  the City  will make  available to  The  Times City capital  budget  funds  sufficient  to  fully  reimburse  The  Times  for  its construction  of  the  Improvements  and  the  performance  of  the  Work  (as hereinafter defined); and

      F:    The  City  and  EDC have  entered  into  an  Amended and  Restated

Contract dated as  of June 30, 1993, as  amended (the "Consolidated Contract")

pursuant to  which the City will  provide EDC with the  necessary City capital budget funds, which is currently





















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estimated by EDC to be approximately $3.6 million, for use  in connection with the  construction of the Improvements and pursuant  to which EDC is authorized to contract with The Times to perform the Work; and

      G:    The Times, independently, and not as agent of the City or EDC, has agreed that if it exercises  its option to construct the Improvements  it will perform,  or cause  the  performance of,  the  Work  in consideration  of  the payments to  it by EDC of funds in an  amount necessary to fully reimburse The

Times for the Eligible  Costs (as hereinafter defined) incurred  in connection with the construction  of the  Improvements (the "Funding")  pursuant to  this

Agreement;

      H:    In furtherance of its  obligations under the Consolidated Contract and its corporate  purpose of fostering economic development  in the City, EDC has agreed to disburse  the Funding to The Times for  the purpose of financing the Eligible Costs of the Work.

      NOW, THEREFORE, EDC and The Times covenant and agree as follows:



                                  DEFINITIONS
                                  -----------


      As used  in this Funding Agreement, the  following initially capitalized terms shall have the respective meanings indicated opposite each of them:

"Affiliate"             Any Person that directly, or indirectly through one or
                        more intermediaries, controls or is controlled by, or is under common control with, The Times. For purposes hereof, the


























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                        term  "control"  means  the  possession,  directly  or
                        indirectly, of the power to direct or cause the direction of the management and policies of The Times
                        through  the  ownership   of  voting  securities,   by
                        contract, or otherwise. Ownership of or by The Times includes beneficial ownership effected by ownership of
                        intermediate entities.   An  "Affiliate"  of a  Person
                        other than The Times shall be determined using the same standard of control and ownership set forth
                        herein with respect to The Times.   Unless the context
                        otherwise requires, any reference to an "Affiliate" in
                        this  Agreement  shall  be   deemed  to  refer  to  an
                        Affiliate of The Times.

"Agreement"             This Funding Agreement and any amendments thereto.

"Approvals"             Contractor's Approvals  (as  hereinafter defined)  and
                        Owner's    Approvals    (as   hereinafter    defined),
                        collectively.

"Business Day"          Any day other than  a Saturday, Sunday, legal holiday,
                        or a  day on  which banking  institutions in New  York
                        City are authorized by law or executive order to close.

"City"                  As defined in Recital A of the Preamble.

"College Point
 Improvement Fund
 Payments"              As defined in Section 3.09(b)(iii) of the Lease.

"Commissioner"          As defined in Sec.9.14(a).

"Completed Cover
 Sheet"                 As defined in Sec.4.1.

"Consolidated
 Contract"              As defined in Recital F of the Preamble.

"Construction
 Contract"              (A)  Any  agreement  executed  by The  Times  and  the
                        Resident  Engineer (as  hereinafter defined),  if any,
                        with   respect   to   construction   management    and
                        supervision services and  engineering services; or (B)
                        any  contract  between  The  Times  and   the  General
                        Contractor (as hereinafter defined), if any,



























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                        under  which  the General  Contractor is  obligated to
                        perform the Construction Work; or (C) any contract with a contractor for performance of all or any part of the Construction Work, whether entered into by The Times, the General Contractor, the Resident Engineer, or the Construction Manager (as hereinafter defined).

"Construction  Manager" Lehrer McGovern Bovis, Inc. or  any other construction manager selected by The Times, reasonably approved by EDC, responsible solely for the performance of construction management services and/or construction contract administration services and supervision services relative to the Construction Work.

"Construction Site"     As defined in Recital C of the Preamble.

"Construction
 Work" The portion of the Work the costs of which are considered hard costs of construction under normal industry standards, excluding the services of the Resident Engineer and the services of the Construction Manager, if any.

"Contractor"            Any contractor under a Construction Contract.

"Contractor's
 Approvals"             As defined in Sec.1.1(c)(3).

"DBS"                   As defined in Sec.6.11(b).

"Department of
 Investigation"         As defined in Sec.9.14(a).

"Deputy Mayor"          As defined in Sec.9.14(a).

"DLS"                   The   Division  of   Labor  Services  of   the  City's
                        Department of Business Services, or its successor in function.

"EDC"                   As defined in the first paragraph of this Agreement.

"EDC Default Notice"    As defined in Sec.9.5(b).
































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"Eligible
 Costs" (i) The costs of the Work paid or payable by The Times to Contractors (other than the Resident Engineer), subcontractors, suppliers and material persons for (A) labor and materials utilized in connection with the Work, and (B) for labor, services, facilities or equipment customarily considered as "general conditions" items which are reasonably required by or consequent upon the Construction Work, including (x) all costs of contract bonds and of insurance that may be required or necessary during the period of and for performance of the Work, (y) all costs of obtaining and maintaining the guaranties required by this Agreement and/or the Final Plans and Specifications (as hereinafter defined), and (z) all costs of obtaining and maintaining the security services required by Sec.1.1(e)(ii) of this Agreement that are obtained by Contractors and subcontractors (other than the Resident Engineer) and are included in their respective contract prices together with those costs described in (i)(A) above, and (ii) the costs paid or payable by The Times to the Resident Engineer, including those costs incurred by the Resident Engineer for the performance of construction management and supervision services and/or engineering services, including without limitation, the performance of tests necessary to determine the efficiency of the Sanitary Sewer System, (x) in an amount not to exceed ten percent (10%) of the Hard Costs (as hereinafter defined) with respect to all "general condition" items and other reimbursable expenses, and (y) in an amount not to exceed three percent (3%) of the Hard Costs with respect to the Resident Engineer's fee. In no event shall Eligible Costs include the costs or fees paid or payable by The Times to the Construction Manager.

"Engineer's Estimate"   An  engineer's estimate or  estimates, prepared by EDC
                        or its  professional consultants  with respect  to the
                        construction  of the  Improvements,  of  all  Eligible
                        Costs expected to be  incurred in connection with such
                        construction and a projection  of the amounts that EDC
                        expects The Times to requisition over the term of this
                        Agreement in  connection with  the Improvements.   The
                        Engineer's Estimate  may be amended from  time to time
                        to  reflect  inflation  change  order  work  or  other
                        changes to  the Plans and  Specifications, until  such
                        Plans and  Specifications become  the Final  Plans and
                        Specifications.   The Engineer's Estimate shall not be
                        construed to limit in any way the amounts to be paid to The Times in full reimbursement of the cost to






















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                        perform the  Work pursuant  to the provisions  of this
                        Agreement.

"Entity"                As defined in Sec.9.14(a).

"Events of
 Default"               Those events set forth in Sec.7.1.

"Federal Courts"        As defined in Sec.9.13.

"Final Acceptance Date" Means the  date on which  all of  the following  shall have occurred: (i) the Resident Engineer or the Construction Manager shall have certified to EDC that the Work (including all Substantial Completion Punch List (as hereinafter defined) items) is complete (except to an immaterial extent) in accordance with the Final Plans and Specifications, and the Requirements, and (ii) EDC and/or its professional consultants shall have inspected the Construction Site, within thirty (30) days after EDC's receipt from the Resident Engineer or the Construction Manager of the certification described in clause (i) above, and certified, by the later to occur of the expiration of such thirty (30) day period or five (5) days after such inspection was completed, to The Times that, in its opinion, the Improvements are complete (except to an immaterial extent) in accordance with the Final Plans and Specifications, which certification shall not be unreasonably withheld; provided, however, that if EDC and/or its professional consultants shall have failed to inspect the Construction Site within the thirty (30) day period described above and to give the certification within the time period described above, EDC shall be deemed to have inspected the Construction Site and certified to The Times that the Improvements are complete.

"Final
 Completion"            Means that each of the following shall have occurred:

                        (A) the Resident Engineer or the Construction Manager shall have issued to EDC a "Certificate of Payment", or certified its approval of a "Certificate of Payment" issued to EDC, in either case stating that it has examined the Final Plans and Specifications and, in its best professional judgment, after diligent inquiry, and on the basis of its observations and inspections, the Construction Work has been completed (except to an























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                              immaterial  extent) in accordance with the Final
                              Plans and Specifications and all Requirements and that the final payment is due to The Times;

                        (B) the Reviewing Parties (i) shall have made a final inspection of the Construction Site upon receipt of notice from The Times that the Work is Substantially Completed (as hereinafter defined) and (ii) shall have certified the Work, including all items on the Final Punch List, as being acceptable and complete;

                        (C) The Times shall have submitted to EDC a final accounting, containing an affidavit that all payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which The Times may in any way be responsible (other than items, if any, disputed in good faith by The Times that are not being paid for by the Funding including, without limitation, the Construction Manager's costs and fees), either have been paid or otherwise satisfied or will be paid simultaneously with or immediately after the receipt of the proceeds of any disbursement of the Funding for which Final Completion is required;

                        (D) The Times shall have submitted to EDC receipts, releases and waivers of liens, or such other documentation establishing payment or satisfaction of all obligations arising out of the Work (other than items, if any, disputed in good faith by The Times that are not being paid for by the Funding including, without limitation, the Construction Manager's costs and fees), to the extent and in such form as may be reasonably designated by EDC. If any lien for any work done by or on behalf of The Times has attached to the funds forming a part of the Funding, The Times shall have either removed or bonded such lien;

                        (E) The Times shall have delivered to EDC two sets of the "as-built" drawings for the Improvements, as the same may have been amended, modified or supplemented, and such other documentation as may be required by the Reviewing Parties (including without limitation, videotape documentation required by the City's
























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                              Department of Environmental Protection, Division
                              of Sewers in connection with the construction of a sanitary sewer system) or as may be necessary to evidence that the Work was completed in
                              accordance  with   the   Requirements.     These
                              drawings shall accurately show any deviations from the Final Plans and Specifications and the exact locations of any underground or otherwise
                              concealed   utilities   and   appurtenances   as
                              referenced  to  permanent surface  improvements;
                              and

                        (F) receipt by EDC of notification from DLS that all labor requirements applicable to the Work have been fulfilled.

"Final Penalty"         As defined in Sec.9.14(f)(ii).

"Final Plans and
 Specifications"        The   completed   final   drawings   and   plans   and
                        specifications  for the  construction of  the Sanitary
                        Sewer System, as developed by EDC and delivered by EDC to The Times in accordance with Sec.1.1(c)(2) hereof, and as such drawings and plans and specifications may be modified or amended from time to time in accordance with Sec.1.1(c) or Sec.2.3 of this Agreement.

"Final Punch
 List" A statement by the Resident Engineer or the Construction Manager issued after Substantial Completion, setting forth a description in reasonable detail of any items to be remedied, corrected or completed in accordance with the Final Plans and Specifications or any observable defects and deficiencies, and any other defects or deficiencies of which the Resident Engineer or the Construction Manager have knowledge or of which the Reviewing Parties shall have observed and notified The Times or its Contractors, with respect to the Improvements or at or on the Construction Site including, but not limited to, deficiencies due to non-compliance with Requirements.

"Funding"               As defined in Recital G of the Preamble.

"Funding Agreement #1"  The funding agreement between  EDC and The Times dated as of the date hereof which provides for the funding to The Times of City capital budget dollars necessary to pay for certain site preparation and foundation work required in connection with the construction of the Project, as such agreement may be























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                         amended from time to time.

"Funding Agreement #3"  The funding agreement between  EDC and The Times dated as of the date hereof which provides for the funding to The Times of funds necessary to pay for the construction of an interim New York City Police Department evidence vehicle facility, as such agreement may be amended from time to time.

"Funding Agreement #4"  The funding agreement between  EDC and The Times dated as of the date hereof which provides for the funding to The Times of City capital budget dollars necessary to pay for certain reconstruction of the Whitestone Expressway Service Road from 20th Avenue to Linden Place, a City street running adjacent to the Premises, as such agreement may be amended from time to time.

"General
 Contractor"            The   Times's   general   contractor,   if  any,
                        reasonably approved by EDC, engaged to perform and manage the Construction Work.

"Governmental
 Authorities"           The United  States of America, the  State of New
                        York, the City and any agency, department, legislative body, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having legal jurisdiction over the Improvements or the Construction Site or any portion thereof or any street, road, avenue, sidewalk or water comprising a part of or immediately adjacent to the Construction Site.

"Guaranty
 Periods" (i) A period of twelve (12) months after the Final Acceptance Date, and (ii) such other longer guaranty period as may be generally available within the relevant industry with respect to materials or equipment used in connection with the construction of, or incorporated in, the Sanitary Sewer System, and specified in the Final Plans and Specifications (provided such guaranty period is commercially available).

"Hard Costs"            The aggregate of the  costs set forth in clauses
                        (i)(A) and (i)(B) of the definition of  Eligible
                        Costs.

"Impositions"           As defined in Section 3.09(b)(i) of the Lease.























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"Improvements"          As defined in Recital C of the Preamble.

"Initial Termination"   As defined in Sec.7.4.

"Interim Penalty"       As defined in Sec.9.14(f)(i).

"Investigation"         As defined in Sec.9.14(a).

"Investigation Forms"   As defined in Sec.1.2(c).

"Late Charge
 Rate" The Prime Rate (as hereinafter defined) plus one percent (1%).

"Lease"                 As defined in Recital B of the Preamble.

"Material Change"       A change  to the Final Plans  and Specifications which
                        either (i) individually or in the aggregate with all other changes increases the cost of the Construction
                        Work by $100,000 or more, (ii) materially changes the quality or nature of the Construction Work, type of materials, workmanship or construction means, methods or techniques, or materially affects the layout or design of the Improvements, or (iii) is of such a nature that, in order to perform the work associated with such change, The Times will be required to obtain additional permits or approval.

"Members"               As defined in Sec.9.14(a).

"MBEs"                  As defined in Sec.6.11(a).

"New York State
  Courts"               As defined in Sec.9.13.

"Newspaper Division"    As defined in Sec.9.20.

"90 Day
 Election Period"       As defined in Sec.1.1(b).

"Owner's Approvals"     As defined in Sec.1.1(c)(2).

"Owner's
 Representative"        Any  person  selected by  The  Times, reasonably
                        approved   by  EDC,  to   act  as   The  Times's
                        representative at the Construction Site and responsible for the supervision of the Work performed by the General Contractor and the other Contractors, subcontractors and material suppliers.

"Parties"               EDC and The Times.

"Person" An individual, corporation, partnership, joint venture, estate, trust, unincorporated association; any federal, state, county or municipal government or any bureau, department or agency thereof; and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Plans and
 Specifications"        The  drawings and  plans and  specifications for
                        the construction  of the Sanitary  Sewer System,
                        as   developed   by   EDC.     The   Plans   and
                        Specifications  shall  be   complete  and  final
                        except with respect  to those changes which  may
                        be necessary or required as a result of  changes
                        to the  design  or changes  in the  Requirements
                        which  occur  between  the time  the  Plans  and
                        Specifications are  delivered  to The  Times  in
                        accordance with Sec.1.1(c)(1) hereof and the time
                        that   The  Times   is   prepared  to   commence
                        construction of the Sanitary Sewer System.

"Premises"              As defined in Recital A of the Preamble.

"Prime Rate"            The base or prime rate of interest from time  to
                        time charged  by Chemical Bank, as  such rate is
                        published by The New York Times newspaper or  by
                                     ------------------
                        The Wall  Street Journal  if  such rate  is  not
                        ------------------------
                        published  by The New York Times  at the time in
                                      ------------------
                        question.

"Project"               The construction on  the Premises of a  facility of no
                        less than approximately 360,000 square feet for the printing, production and distribution of newspapers and, at the sole discretion of The Times, other such buildings and improvements on the Premises as are permitted pursuant to the terms and provisions of the Lease, including without limiting the generality of the foregoing, the expansion of the printing facility to a size greater than 360,000 square feet.

"Project Commencement
 Date"                  As defined in Sec.1.1(b).

"Prohibited Person"     As defined in Sec.1.2(b)(5).

"Proposed Bidders List" As defined in Sec.1.2(b)(1).

"Public Parties"        As defined in Sec.9.11(a).

"Rental"                As defined in Article 1 of the Lease.

"Requirements"          Any   and  all   laws,  rules,   regulations,  orders,
                        ordinances,   statutes,   codes,   executive   orders,
                        resolutions  and  requirements  of  all   Governmental
                        Authorities currently in force or hereafter adopted applicable to the Construction Site and/or the Work.

"Requisition"           As defined in Sec.4.2(a)(ii).

"Resident Engineer"     The professional consultant engaged by EDC  to prepare
                        the Plans  and Specifications  and/or the  Final Plans
                        and Specifications (identified by EDC in its notice to
                        The Times described in Sec.1.2(b)(4)  hereof), or  any
                        other   professional   engineer,   engineering   firm,
                        architectural   firm   with   engineering   expertise,
                        combined practice or association licensed in the State
                        of New York selected by The Times, reasonably approved
                        by  EDC  as  to  the acceptability  of  such  Resident
                        Engineer  and as to  the scope of  work proposed to be
                        performed  by  such  Resident   Engineer,  to  act  as
                        resident  engineer  on  behalf  of The  Times  and  to
                        perform   engineering  services   and/or  construction
                        contract   administration  and   supervision  services
                        relative to the Work.  The Resident  Engineer, if any,
                        shall act on behalf of The Times and shall be separate
                        and apart from any engineer acting on behalf of EDC or
                        the   City  for   any  reasons,   including,  without,
                        limitation,   the   preparation   of   the  Engineer's
                        Estimate.

"Resident Engineer
 Costs" The costs paid or payable by The Times to the Resident Engineer for the performance of construction management and supervision services and engineering services relative to the Work, as set forth in clause (ii) of the definition of Eligible Costs.

"Retainage"             As defined in Sec.2.2(a)(1).

"Reviewing
 Parties" EDC, the City's Department of Environmental Protection, or their respective designees, including without limitation, their hired consultants, and any other Governmental Authority with jurisdiction over the Work, the Improvements or the Construction Site and responsible for (i) the issuing of permits or approvals with respect to the Improvements, or (ii) ensuring compliance with the Requirements.

"Sanitary Sewer System" As defined in Recital C of the Preamble.

"Sewer Delay Offset
 Amount"                As defined in Section 27.04 of the Lease.

"Sewer System Election
 Notice"                As defined in Sec.1.1(b).

"Substantial
 Completion" or
"Substantially
 Complete(d)"           Means that the Work  shall have been 95%  completed in
                        accordance with the Final Plans and Specifications and
                        all Requirements,  and the Reviewing  Parties are able
                        to inspect the Work and prepare a Final Punch List.
"Substantial
 Completion Date"       The   date  on   which  the   Work  shall   have  been
                        Substantially Completed.

"Substantial Completion
 Punch List"            The statement by EDC, issued after inspection of
                        the   Construction   Site,   setting   forth   a
                        description in reasonable detail of any items to
                        be   remedied,   corrected   or   completed   in
                        accordance   with    the    Final   Plans    and
                        Specifications or any defects or deficiencies which EDC shall have noted with respect to the Improvements, including but not limited to, defects or deficiencies due to non-compliance with the Requirements.

"Term"                  As defined in Sec.3.1.

"The Times"             As defined in the first paragraph of this Agreement.

"The Times Indemnitees" As defined in Sec.1.1(c)(5).

"Transaction Documents" As defined in Sec.9.14(a).

"Unavoidable
 Delays" Delays caused by (i) strikes, slowdowns, walkouts, lockouts or other labor troubles, (ii) acts of God,
                        (iii) catastrophic weather conditions, (iv) inability to obtain labor or materials due to labor disputes,
                        (v) court orders enjoining commencement or continuation of the Work, (vi) enemy action, (vii) civil commotion, (viii) shortage of fuel, supplies or labor resulting from governmental declared priorities in connection with a public emergency, (ix) failure or defect in the supply of electricity, oil, gas or water to the Construction Site provided that such failure or defect is not due to the action or inaction of The Times or its Contractors or subcontractors, (x) fire, (xi) casualty, (xii) the failure of EDC to disburse the Funding or any portion thereof in accordance with the provisions of this Agreement, (xiii) the failure of EDC to obtain the Owner's Approvals, (xiv) the failure of EDC to make changes to the Final Plans and Specifications in accordance with Sec.1.1(c)(4) hereof required by reason of the Requirements, changes to the Requirements, field conditions or other unexpected conditions arising during the course of the Construction Work that may affect the design of the Improvements, (xv) defects in the Final Plans and Specifications that cause the Plans and Specifications to be not in compliance with the Requirements or incorrect or inappropriate, (xvi) EDC's unreasonable delay in granting any approvals required under this Agreement, or (xvii) other causes not within The Times's control that is causing a delay in The Times's performance of its construction obligations hereunder. The Times shall use its good faith efforts to notify EDC in writing, stating when such delay commenced, not later than ten (10) Business Days after The Times has first received knowledge of the occurrence of any of the foregoing conditions; provided, however, that The Times's failure to notify EDC of the occurrence of an event constituting an Unavoidable Delay shall not affect the commencement of such delay or otherwise result in the loss of any benefit or right granted to The Times under this Agreement.

"WBEs"                  As defined in Sec.6.11(a).

"W/MBEs"                As defined in Sec.6.11(a).

"W/MBE Participation
 Dollar Value"          As defined in Sec.6.11(c).

"W/MBE Percentage"      As defined in Sec.6.11(c).

"W/MBE Plan"            As defined in Sec.6.11(a)-14.

"Work" Work undertaken by or on behalf of The Times for the purpose of constructing the Improvements all in accordance with this Agreement and the Final Plans and Specifications.

                  ARTICLE ONE - THE WORK; PERFORMANCE, PROCUREMENT AND
                  ----------------------------------------------------

                             CONTRACT REQUIREMENTS
                             ----------------------


   Sec.1.1     General   Provisions  and   Provisions  Regarding   Design  and
               ---------------------------------------------------------------
Construction.
- -------------
      (a)  The Times's Option to Perform the Work.  Pursuant  to Article 27 of
           ---------------------------------------
the Lease, The  Times shall, in its sole  discretion, have the right  (but not the obligation), subject to such conditions  set forth in paragraph (b) below,

to elect to construct,  on behalf of the City, the Sanitary  Sewer System.  If

The Times  elects to  construct the  Sanitary Sewer  System,  The Times  shall notify EDC of such election in accordance with the notice provisions set forth in Sec.1.1(b) hereof, and thereafter The  Times shall perform the Work related to such construction, and EDC shall disburse  to The Times the  Funding or any portion  thereof allocable to  the Work being  performed by The  Times, on the terms and conditions contained in this Agreement.

      (b)  Notice of Election to Proceed.  If The Times elects to exercise its
           ------------------------------
right  to  construct the  Sanitary  Sewer  System on  behalf  of  the City  in accordance with Sec.1.1(a) hereof, The Times shall make such election by giving written notice thereof (the "Sewer System  Election Notice") to EDC no earlier than the date (the "Project Commencement Date") on which The  Times "Commences

Construction  of the Project"  (as such term  is defined in Article  13 of the

Lease) on the Premises, but in no event later than ninety (90) days  after the

Project Commencement Date (the "90  Day Election Period"); provided,  however,

that  The Times  shall have  the right to  revoke such  election if  The Times notifies EDC of its
intention to construct the Sanitary Sewer System at any time within the 90 Day

Election Period, but has not commenced the Work prior to the date which is one

hundred and  eighty (180) days  after the Project  Commencement Date.   If The

Times elects to revoke its election in accordance with the foregoing sentence,

The Times  shall effect such revocation  by giving EDC written  notice of such election and  upon EDC's receipt  of such notification of  election to revoke,

this Agreement shall  terminate and  thereafter neither Party  shall have  any rights against or obligations to  the other Party by reason of  this Agreement

except as  otherwise specifically  set  forth in  this Agreement.   The  Sewer

System Election  Notice shall  specify (i) the  approximate date on  which The

Times intends to  commence construction  of the Sanitary  Sewer System  (which date shall  be no later  than nine (9)  months after the  Project Commencement

Date),  (ii)   the  Resident   Engineer,  Construction  Manager,   or  Owner's

Representative   that  The  Times  intends  to  select  with  respect  to  the construction of the Sanitary Sewer System,  and (iii) the Person or Persons on

The Times's  staff selected by The  Times to be responsible  for communicating with EDC  regarding the performance  and completion of the  Work in connection with the construction of the Sanitary Sewer System.

      (c)   Plans and Specifications.   (1)   EDC shall  deliver to  The Times
            -------------------------
copies of the  Plans and Specifications  for the construction of  the Sanitary

Sewer System as soon as  such plans have been completed, but in no event later than the date which is  six (6) months after the date of this  Agreement.  The

Plans  and  Specifications  shall  be submitted  together  with  an Engineer's

Estimate, as of the date of such submission.

            (2)   EDC shall deliver to The Times copies of the Final Plans and

Specifications  for the construction of  the Sanitary Sewer  System within six

(6) months after EDC's receipt of the Sewer System Election Notice,  but in no event earlier than three (3) months prior to the date specified in such notice on which  The Times intends  to commence  construction.  The  Final Plans  and

Specifications  shall be accompanied by (i) an updated Engineer's Estimate, if necessary, and (ii) all appropriate permits, consents, certificates, licenses,

authorizations   and  approvals   necessary  for   the  construction   of  the

Improvements  generally considered  in  the construction  industry  to be  the responsibility  of  the  owner of  a  construction  site  to obtain  ("Owner's

Approvals").  If  necessary, The  Times shall assist  EDC, at  no cost to  The

Times, in obtaining such Owner's Approvals.

            (3)   The Times shall  obtain, or shall  cause its Contractors  to

obtain,   all   appropriate   permits,   consents,   certificates,   licenses,

authorizations   and  approvals   necessary  for   the  construction   of  the

Improvements  generally  considered in  the  construction industry  to  be the responsibility  of the "contractor" of  a construction project  to obtain (the

"Contractor's Approvals").   If necessary, EDC  shall assist The  Times or its

Contractors in obtaining such  Contractor's Approvals.  The cost  of obtaining such permits, consents,  certificates, licenses, authorizations  and approvals shall be considered Eligible Costs payable  with the Funding if such costs are included in The Times's Contractors' contract price.

            (4)   Any  changes  required to  be made  to  the Final  Plans and

Specifications  shall be made in accordance with  the terms and conditions set forth  in Sec.2.3 hereof;  provided, however, that any changes required  to be made by reason of the Requirements,
changes to  the Requirements, field conditions or  other unexpected conditions arising during  the course of the Construction Work that may affect the design or construction  of the Improvements  shall be made  solely by EDC  and/or its professional  consultants, at EDC's cost and expense.  The Times shall perform the Construction Work in accordance  with all such changes.  In  addition, EDC may  request that The Times construct  the Improvements in conformity with any other changes to the Final Plans and Specifications reasonably proposed by EDC or the  City which shall not  cause "Substantial Completion" (as  such term is defined in the Lease) of the Project  to be delayed by virtue of the inability

to hook up the  Project to the Sanitary Sewer  System.  In either such   case,

any increased cost  of the Work associated with any such  changes to the Final

Plans and Specifications in accordance with this Sec.1.1(c)(4) shall be paid as provided in Sec.2.3(d) hereof.

            (5)   EDC shall  indemnify  and hold  harmless The  Times and  its officers, members,  directors, employees  and agents (collectively  "The Times

Indemnitees")  from  and  against  any  and all  claims,  damages,  judgments,

liabilities  and causes  of  action whatsoever  to which  they may  be subject arising out of (i) the negligence  or misconduct of EDC, its employees, agents or  consultants in  connection with  the preparation  of the  Final Plans  and

Specifications  and any modification or  changes thereto and  the obtaining of

the  Owner's  Approvals,   or  (ii)  the  fact   that  the  Final   Plans  and

Specifications are not in compliance with the Requirements or are incorrect or inappropriate.  The obligation of EDC to indemnify and hold harmless The Times

Indemnitees shall  include but not  be limited to  the payment of  any and all costs and reasonable fees (including reasonable legal fees) as may be actually incurred by The Times Indemnitees as a direct result of the negligence or misconduct of EDC, its employees, agents or consultants.

            (6)   If, as a result of (i) the negligence  or misconduct of EDC,

its employees, agents or consultants in connection with the preparation of the

Final  Plans and Specifications and  any modifications or  changes thereto, or

(ii) the  fact that the Final  Plans and Specifications are  not in compliance with the  Requirements or are incorrect or inappropriate, The Times is delayed in completing construction  of the  Sanitary Sewer System  in accordance  with this Agreement  and such delay in completing  the Sanitary Sewer System causes

"Substantial Completion" (as such term is defined in the Lease) of the Project to be  delayed  by virtue  of the  inability to  hook  up the  Project to  the

Sanitary Sewer System, The Times shall have the right to offset against future

Rental (other than Impositions and College Point Improvement Fund Payments) an

amount equal  to the Sewer Delay Offset Amount, as more particularly set forth in Section 4.01 and Article 27 of the Lease.

      (d)   Right  to  Proceed.     The  Times  may  only  proceed   with  the
            -------------------
Construction  Work  if  and  only  if  (i)  all  Approvals necessary  for  the construction of  the Improvements  have been  obtained, (ii)  certificates, in form and substance  reasonably satisfactory to  EDC, evidencing the  insurance policies referred  to in Appendix  C, naming  the City and  EDC as  additional insureds, providing not less than thirty  (30) days notice of cancellation  to the City and EDC and, if the  certificates of insurance described above do not indicate thereon  the receipt of due and payable premiums, proof of payment of such premiums,  shall have been obtained  and delivered to EDC,  and (iii) all other Requirements have been complied with, it being expressly agreed that The Times shall bear the entire risk of constructing the

Improvements in variance with  the Final Plans and Specifications and that EDC will not be obligated to disburse any of the Funding before all Approvals have been obtained and  all conditions  to disbursement under  this Agreement  have been satisfied.  The fact that EDC has provided The Times with the Final Plans and  Specifications and the Owner's Approvals,  or any other action or failure to  act by the Reviewing Parties, shall  in no way constitute a representation that all  applicable Requirements have been  complied with or, subject  to the provisions  of Sec.1.1(c)(5)  hereof, relieve  The Times of its obligations to abide by the terms of this Agreement.

      (e)  Performance  of the Work.  (i)  Subject  to Unavoidable Delays, The
           -------------------------
Times shall commence construction of the Improvements not later than nine  (9)

months after the Project Commencement Date.  The Times covenants and agrees to cause the Improvements to  be constructed in accordance with  the requirements of  this  Agreement  and with  the  Final  Plans  and Specifications  and  all applicable  Requirements.  The Times  shall obtain all  final acceptances from the appropriate Reviewing Parties as necessary to complete the Improvements.

            (ii)  At  all times  during  the performance  of the  Construction

Work, The  Times shall maintain, or  cause to be maintained,  the Construction

Site in a neat and  orderly condition and shall protect the  Construction Site against deterioration, loss, damage or theft.

      (f)   Site Inspections. Subject to the provisions of Sec.9.11(b) hereof,
            -----------------
The Times shall permit EDC and the Reviewing Parties, their agents,  employees and/or professional
consultants  to  make  inspections  of  the  Construction  Site  during normal business  hours or  otherwise  when  Construction  Work  is  in  progress,  at reasonable  times and upon  reasonable notice to  The Times  and in accordance with applicable  safety  standards,  (i) with  respect  to EDC,  as  it  deems necessary to observe compliance with and performance under this Agreement, and

(ii) with respect to the  Reviewing Parties, as are normally made by  the City and its agencies in the  course of a project or projects of similar nature and magnitude to  the Work.  Such  inspection shall not require  the uncovering of any  work unless  specifically requested in  writing by  EDC or  the Reviewing

Parties.   If EDC requested the  uncovering of the work and  the work that has been uncovered is  determined to have  been performed  in accordance with  the

Final Plans and  Specifications and the Requirements, EDC  shall pay the costs associated with the uncovering requested by EDC and, if such uncovering caused

"Substantial Completion" (as such term is defined in the Lease) of the Project to be  delayed by  virtue of  the  inability to  hook up  the Project  to  the

Sanitary Sewer System, The Times shall have the right to offset against future

Rental (other than Impositions and College Point Improvement Fund Payments) an

amount equal to the Sewer Delay  Offset Amount, as more particularly set forth in  Section 4.01  and  Article 27  of the  Lease; if  the  work that  has been uncovered is determined  to be unacceptable  because it was  not performed  in accordance  with the Final Plans  and Specifications or  the Requirements, The

Times shall pay the  costs associated with the uncovering.   EDC shall use its

good faith efforts to  cause such inspection to be made in  a manner that will

not interfere with the  progress of the Work.   A representative of The  Times

shall, if available, accompany the person or persons making such inspection on behalf of EDC or the Reviewing Parties, unless The Times

elects to  forego such right.   The  Times shall cause  a complete set  of the

Final Plans  and Specifications, as  then in effect,  and shop drawings  to be maintained at the Construction Site or at the Premises for  inspection by EDC,

the  Reviewing Parties and each of their respective employees, consultants and

agents.   The omission  or failure  of EDC  or  the Reviewing  Parties or  any representative thereof to make such inspections, to identify any defects or to notify The  Times of  any observable  defects or  any non-compliance  with the terms of this Agreement or the Final Plans and Specifications, shall in no way relieve  The Times  of its  obligations  under this  Agreement  or impose  any liability  upon EDC,  the  Reviewing  Parties,  or  any  of  their  respective employees, consultants and agents.

      (g)  Completion.
           -----------
      (1)   Subject to Unavoidable  Delays, The Times  shall cause Substantial

Completion  of the Sanitary Sewer  System to occur  not later than twenty-four

(24)  months after  The Times  commences construction  of such  Sanitary Sewer

System.

      (2)   The Times  shall notify EDC of  the date the  Work shall have been

Substantially Completed.   EDC shall have thirty (30) Business  Days after the

giving of  the notice referred  to in  the preceding sentence  to inspect  the

Improvements and notify The Times in  writing of its acceptance of The Times's determination of Substantial Completion  or to notify The Times in  writing of specific objections  which  it believes  renders  the Work  not  Substantially

Completed and prepare the Substantial Completion Punch List, if necessary, and deliver the same  to The Times  within such thirty  (30) Business Day  period.

The Times shall

Substantially  Complete those items  of the Work,  if any, specified  in EDC's

notice  as  not  Substantially  Complete   or  otherwise  in  the  Substantial

Completion Punch List.

      (3)   After EDC's acceptance of The Times's determination of Substantial

Completion,  The Times shall cause  the Resident Engineer  or the Construction

Manager  to prepare  a  Final Punch  List.   Such  Final Punch  List shall  be

prepared after inspection of  the substantially completed Improvements  by the

Reviewing Parties  and  shall  incorporate  those  items  determined  by  such

Reviewing Parties to be necessary for Final Completion of the Work.

      (4)   The  Times  shall  use  its  good faith  efforts  to  cause  Final

Completion  to  occur  as  soon   as  reasonably  possible  after  Substantial

Completion  and, to the extent reasonably achievable, shall complete all items on the  Final  Punch  List  within  ninety (90)  days  after  the  Substantial

Completion Date.



   Sec.1.2  Procurement of Bids, Services and Goods
            ---------------------------------------
      (a)(1)   If The  Times elects to construct the Sanitary  Sewer System as provided in Sec.1.1(a)  hereof,  The  Times  shall  enter  into a Construction

Contract or Construction  Contracts independently and not as agent of the City or EDC for the performance of the Construction Work in accordance with the Final

Plans  and  Specifications  so  as  to  facilitate  the  construction  of  the

Improvements.

      (2)   Any Construction Contract entered  into by The Times (and  any bid packages prepared  by The Times  for the bid  of the Construction  Work) shall instruct the Contractors

(or bidders, as appropriate)  as follows: title  to the Construction Site  and the  Improvements shall be and vest in the City.  Materials to be incorporated into  the Construction Site  shall, effective upon  their purchase  and at all times thereafter, constitute the  property of the City and  upon incorporation of  such materials  into  the Construction  Site title  thereto  shall be  and continue in the City.  In accordance therewith, purchases of tangible personal property by the Contractors arising in connection with the construction of the

Improvements are exempt from the payment of certain sales and compensating use taxes to  the extent  that such  property (i)  is used  to alter,  maintain or improve, and becomes  an integral component part of, the Construction Site, or

(ii) remains tangible personal  property and is installed on  the Construction

Site.  This  exemption does not apply to tools,  machinery, equipment or other property leased by The Times or its Contractors, or to  supplies, materials or other  property which are  consumed in the  course of construction  or for any other reason not incorporated into the Construction Site.

      (b)(1)   Prior to letting any  Construction Contract to be  entered into directly by  The Times or  by The  Times's Construction Manager,  if any,  The

Times shall submit to EDC a list of proposed  bidders and, to the extent known to The  Times, identify the principals  of the bidders (the  "Proposed Bidders

List").   EDC shall advise The  Times in writing within  fifteen (15) Business

Days after receipt of the  Proposed Bidders List, as  to which bidders on  the

Proposed Bidders List are  acceptable or unacceptable and, if any  bidders are unacceptable, the specific  reasons therefor.  EDC may  also advise The Times,

within such fifteen (15)  Business Day Period, of  additional bidders that  it proposes that The Times
include on  the Proposed Bidders List.   If EDC  fails to provide  such advice

within  such  fifteen (15)  Business Day  Period, all  of  the bidders  on the

Proposed  Bidders List shall  be deemed  approved.   For purposes  hereof, any

bidder other than  a bidder  that is  a Prohibited  Person or  has received  a negative contractor  evaluation from EDC or the City within the five (5) years prior to  the date of the Proposed Bidders List, shall be deemed acceptable to

EDC.  The Times shall obtain proposals from at least six (6) qualified bidders from the list of acceptable bidders and if EDC has proposed additional bidders to be included on the Proposed Bidders  List as provided above, at least three

(3)  of such six (6) qualified bidders shall be bidders proposed by EDC (or if

EDC has proposed less than three (3) bidders, then the qualified bidders shall

include all the  bidders proposed by EDC).   The Times shall submit to  EDC by

hand delivery,  registered or  certified mail,  or national overnight  courier service, a  bid summary, analysis and  statement as to which  bidder The Times intends to  select, which statement shall  be certified by The  Times and give specific reasons for The Times's preference.  The Times shall not accept a bid which is not the lowest bid without EDC's prior written approval.  EDC, in its sole  discretion, may (but is  not obligated to) either  accept a bid which is not the lowest bid if necessary to enable The Times to achieve the total W/MBE

Participation  Dollar  Value  and  the  total  W/MBE  Percentage  or,  in  the alternative,  reduce  the  W/MBE  Participation  Dollar  Value  and the  W/MBE

Percentage in an amount equal to the portion of the W/MBE Participation Dollar

Value and the W/MBE Percentage that would have been achieved by accepting such bid.  The  Times shall not accept a bid which  exceeds the Engineer's Estimate by more than ten percent (10%) without

EDC's  prior written  approval  (it being  understood,  however, that  if  EDC approves  any such bid, all Eligible Costs  included in such bidder's contract price shall  be paid for with  the Funding notwithstanding the  fact that such

Eligible  Costs may  exceed the  Engineer's Estimate by  ten percent  (10%) or

more).   EDC's approval of a  bid which is not  the lowest bid or  a bid which exceeds the Engineer's Estimate by more than ten percent (10%) shall be deemed given if not  denied in writing within ten  (10) Business Days of  The Times's written request therefor.  If EDC  refuses to approve a bid which  exceeds the

Engineer's Estimate  by more  than ten  percent (10%), then  EDC shall  have a period of six (6) months following such refusal to either revise the Plans and

Specifications such that the anticipated cost of constructing the Improvements is reduced  to an amount  not to  exceed the Engineer's  Estimate or seek  and obtain  the appropriation  of additional funds  from the  City to  pay for the additional  expense, or take  such other action  as EDC may  deem necessary in order  to enable  The  Times to  rebid  the Construction  Work  and cause  the construction of the Improvements.  If, as a result of EDC's refusal to approve a bid  which exceeds the Engineer's  Estimate by more than  ten percent (10%),

The Times is delayed in  completing construction of the Sanitary  Sewer System and such delay causes "Substantial Completion" (as such term is defined in the

Lease) of the Project  to be delayed by virtue of the inability to hook up the

Project to the Sanitary Sewer System, The Times shall have the right to offset against future Rental  (other than Impositions  and College Point  Improvement

Fund  Payments) an  amount equal  to the  Sewer Delay  Offset Amount,  as more particularly set forth in Section 4.01 and Article 27 of the Lease.

      (2)   EDC  reserves  the  right,  at  any  time  prior  to  The  Times's

acceptance   of a bid in  accordance with Sec.1.2(b)(1) above, to withdraw its prior approval of the bidder chosen in the event that EDC shall learn that the bidder shall have committed any act, or if the bidder shall become the subject of any investigation or legal  proceeding, either or both of which  would have

disqualified  the bidder  from  receiving EDC's  original  approval.   Nothing

contained in Sec.1.2(b)(1) or this Sec.1.2(b)(2) shall limit The Times's right to reject all bids in its sole discretion.

      (3)   Notwithstanding anything to the  contrary contained herein, in the event that EDC  (A) does not  approve any  bidder selected by  The Times,  (B)

withdraws  its  prior  approval  of  any  bidder  chosen  in  accordance  with

Sec.1.2(b)(1)    above,  or (C)  refuses to  approve a bid  which  exceeds the

Engineer's Estimate by more than ten percent (10%) and is unable, after the six

(6) month period described in Sec.1.2(b)(1) above, to either reduce the cost of the Construction Work  to  an amount not  to exceed the Engineer's Estimate or obtain an additional appropriation of funds sufficient to pay for the additional expense,  or otherwise  take  such other  action as  would, in  the reasonable opinion of  The Times,  enable The  Times to rebid  the Construction  Work and cause the  construction of  the Improvements,  then The  Times shall  have the right to revoke  its election  to construct the  Improvements, provided  that,

with respect to (A) and  (B) above, The Times  reimburses EDC for any  Funding already  disbursed by  EDC to The  Times to  pay for  Resident Engineer Costs.

Upon The  Times's revocation of its  election and reimbursement to  EDC of the

Funding  previously disbursed  as  provided in  the  foregoing sentence,  this

Agreement shall terminate and
thereafter neither Party  shall have any rights against  or obligations to the other Party by reason  of this Agreement, except as otherwise specifically set forth in this Agreement.

      (4)   Notwithstanding anything to the contrary contained in Sec.1.2(b)(1)

or Sec.1.2(b)(2) above, at any time after the date hereof The Times shall have the right,  without following  the bidding procedure outlined in Sec.1.2(b)(1)

above, to  enter into a Construction Contract with respect to the construction of  the Sanitary  Sewer  System  with a  Resident  Engineer  if such  Resident

Engineer is the  professional consultant engaged  by EDC to prepare  the Plans and  Specifications and/or the Final Plans and Specifications.  Upon execution of a  consultant contract therefor, EDC  shall notify The Times  in writing of the  professional  consultant so  engaged  by  it  to prepare  the  Plans  and

Specifications and/or the Final Plans and Specifications.

      (5)   For purposes hereof, the term "Prohibited Person" shall mean:

            (i)   Any Person (A) that  is in default or in  breach, beyond any applicable  grace  period,  of  its  obligations  under  any material written agreement with EDC or Landlord, or (B) that directly  or indirectly  controls, is  controlled by,  or is under common control with a Person  that is in default or in

                  breach,   beyond  any   applicable  grace  period,   of  its

                  obligations under any material written agreement with EDC or

                  Landlord, unless, such  default or breach has been waived in writing by EDC or Landlord, as the case may be.

            (ii)  Any  Person  (A)  that  has been  convicted  in  a  criminal proceeding  for  a  felony  or  any  crime  involving  moral turpitude or that is an organized crime figure or is reputed to have  substantial business or other  affiliations with an organized crime  figure, or (B) that  directly or indirectly controls, is controlled by, or is  under common control with a  Person that has  been convicted in  a criminal proceeding for  a felony or any crime involving moral turpitude or that

                  is  an  organized  crime  figure  or  is  reputed  to   have

                  substantial business or other affiliations with an organized crime figure.

            (iii) Any government, or any Person that is directly or indirectly controlled  (rather than  only regulated)  by  a government,

                  that is finally determined to be in violation of (including,

                  but  not limited  to,  any participant  in an  international boycott in  violation of)  the Export Administration  Act of

                  1979,  as   amended,  or  any  successor   statute,  or  the

                  regulations issued pursuant thereto, or any government  that

                  is,  or   any  Person  that,  directly   or  indirectly,  is

                  controlled (rather than only regulated) by a government that is subject to the regulations or controls thereof.

            (iv)  Any government, or any  Person that, directly or indirectly,

                  is controlled (rather than  only regulated) by a government,

                  the  effects  or the  activities of  which are  regulated or controlled  pursuant to  regulations  of the  United  States

                  Treasury Department or executive orders of the

                  President of the United States of America issued pursuant to the Trading with the Enemy Act of 1917, as amended.

            (v)   Any Person that is in default  in the payment to the City of

                  any  real  estate  taxes,   sewer  rents  or  water  charges

                  totalling more  than $10,000,  (or any person  that directly controls, is  controlled by, or is under common control with a Person in such default), unless such default is then being contested in good faith in accordance with the law.

            (vi)  Any Person  (A) that has owned at  any time during the three

                  (3) years immediately  preceding a determination of  whether such Person is a Prohibited Person any property which, while in the ownership of such Person, was acquired by the City by in rem tax foreclosure,  other than a property in  which the
                  ------

                  City  has released  or is  in the  process of  releasing its interest pursuant  to the Administrative Code of the City or

                  (B) that, directly or indirectly controls, is controlled by,

                  or is under common control with such a Person.

      (c)   The Times  shall provide EDC with a list of all Contractors, other than suppliers, whose  Contract amount totals more than $100,000,  on the form

attached hereto as Exhibit B.   The Times will furnish each  Contractor, other

than a  supplier, whose  Contract amount  totals more  than  $100,000, with  a

subcontractor questionnaire in the  form attached hereto as Exhibit C   and/or

such other qualification and  background investigation form(s) as may  be used by the City at such time ( collectively, "Investigation Forms") provided by

EDC to  The Times, and  shall use its  good faith efforts  to cause  each such

Contractor  to  fill out  and complete  the  Investigation Forms  in  a timely fashion but in  no event later  than the completion  of the work performed  by such Contractor pursuant to its Contract.

      (d)    All  Construction   Contracts,  in  order  to  be   eligible  for

disbursement under this Agreement, shall provide, in substance:

      (1)   that  the  Contractor  shall  obtain  and  maintain  comprehensive general liability insurance and other insurance in the amounts and in accordance with the applicable provisions set forth in Appendix

            C;

      (2)   that  neither  the   Contractor  nor  any  of   its  employees  or

            subcontractors  is or  shall be  deemed to  be an  agent, servant,

            employee  or  contractor of  the City  or  EDC by  virtue  of this

            Agreement  or by virtue  of any approval,  permit, license, grant,

            right or other authorization  given the City, EDC or  any of their respective  officers, officials,  directors,  members,  agents  or employees;  and that the  Contractor shall not  commence any legal proceeding against  the City  or EDC  to recover  any compensation which may be payable under the Construction Contract;

      (3)   that the Contractor is solely responsible for the work, direction,

            compensation   and   personal   conduct  of   its   employees  and

            subcontractors;

      (4)   that  the Contractor shall  indemnify and hold  harmless the City,

            EDC and their  respective agents, officers, directors,  officials,

            members  and  employees  from any  and  all  claims, judgments  or liabilities to which they may be subject because of any act or omission of the Contractor or its respective agents,  officers, directors, employees  or subcontractors arising out  of or in connection with  the pertinent Construction Contract or because of any  negligence, fault or default of  the Contractor or  its  respective  agents,  employees,  officers,  directors  or subcontractors (as the case may be);

      (5)   that  the Contractor  shall maintain  accurate,  readily auditable records and accounts with  supporting documentation, in accordance with Accounting  Principles, of  all work performed,  and receipts

            and   expenditures   made,  in   connection  with   the  pertinent

            Construction  Contract, and  that the  Contractor shall  make such records and accounts available to EDC, the City and each of  their respective  agents  and employees,  for  inspection  and audit  at reasonable times and upon reasonable  written notice for a  period of six  (6) years after  completion of the  pertinent Construction

            Contract;

      (6)   provisions incorporating the requirements of Sec.6.5(a) (Compliance with Applicable Law) and Sec.9.1 (Conflict of Interests); and

      (7)   that the  Contractor represents and warrants, and  shall cause its subcontractors  and material  suppliers to represent  and warrant,

            that state and local sales tax has been excluded from the contract price,  to  the extent  applicable;  provided,  however, that  the

            Contractor and its subcontractors  and material suppliers shall be responsible for  and pay any  and all applicable  taxes, including sales  and  use  taxes,  imposed  upon  leased  tools,  machinery,

            equipment, and upon
all supplies and materials and other property which are consumed in the course

of  construction  or  for   any  other  reasons  not  incorporated   into  the

Construction Site.

      (e)   Any proposed changes or amendments to a Construction Contract, the effect of which  would be to increase the amount of the Funding, shall be made

in accordance with the provisions of Sec.2.3 hereof.   Any proposed changes or

amendments  to a  Construction  Contract which  affect  the provisions  to  be included in such Construction Contract pursuant to Sec.1.2(d) hereof shall not be made unless approved in  writing  by  EDC,  which  approval  shall  not  be unreasonably  withheld  and shall  be deemed  given  unless denied  in writing within  five  (5) Business  Days after  EDC's receipt  of The  Times's written request for such approval, and no Funding shall be disbursed in respect of any

Work affected  by any such change  or amendment unless approved  in writing or deemed approved by EDC.

      (f)   In  addition  to the  provisions required  to  be included  in the

Construction Contracts pursuant to Sec.1.2(d) hereof, The Times may include in the  Construction  Contracts  (and  the  bid  packages  therefor)  such  other provisions as The  Times deems  necessary to incorporate  the requirements  of this  Agreement therein,  including  without limitation,  that the  Contractor shall  not receive  payment  under its  Construction  Contract until  all  the conditions  for disbursement described in Article 4 hereof have been satisfied and  The  Times has  received  payment  of the  Funding  from  EDC under  this

Agreement.

      Sec.1.3  Liaison to EDC
               --------------
      The Times agrees that it will cause the Person or Persons on The Times's staff, described in the Sewer System  Election Notice as the Person or Persons

primarily responsible to communicate with EDC regarding the performance of the

Work, to be available to  the extent reasonably required by EDC  in connection with this Agreement.  The  Times further agrees to use its good  faith efforts to notify  EDC in  writing  of any  intended substitution  of  said Person  or

Persons at least five (5) days  prior to the date such substitution  will take effect but in any  event will notify EDC in writing  of any such substitutions on the day such substitution will take effect.

                              ARTICLE TWO - THE FUNDING
                              -------------------------



   Sec.2.1   Agreement  to  Fund.   (a)   Subject  to  the terms,  conditions,
             --------------------
representations  and warranties  contained in  this Agreement,  EDC  agrees to disburse the Funding and The  Times agrees to accept the Funding and all other agreements  and obligations  of EDC  and  the City  set forth  herein as  full

consideration  for performance  by The Times  of the  Work.   Subject to EDC's

remedies upon an Event of Default and except as otherwise provided herein, the

Funding,  once disbursed  under this Agreement,  shall not  be subject  to any reimbursement whatsoever to EDC.

      (b)  The amount  of the Funding shall be  consideration for any and  all costs,  fees and/or  expenses  of The  Times  in any  way  connected with  the performance of the Work and, subject to the receipt of such Funding, The Times will  be solely responsible for  completion of the  Improvements in accordance with  the Final  Plans and  Specifications.  The  Times acknowledges  that the

Funding is not a fee or other compensation earned by or paid to The Times.



   Sec.2.2  Disbursements.  (a)  The Times agrees to accept the Funding and to
            -------------
utilize the  proceeds thereof solely in  connection with the Work.   Except as

otherwise  specifically  set forth  herein,  in no  event  shall The  Times be required to expend any of its own funds to pay for the performance of the Work and the construction of the Improvements.  After the completion of the portion of the Work to which the portion of the payment being disbursed applies, disbursements shall be made by EDC to The Times as follows:

      (1)   With respect  to Hard  Costs, after  receipt by  EDC of all  items required by Sec.4.2 below, in installments equal to (A) the product of (i) the measurements of the quantities  of items attributable to the Construction Work

(as certified by  the Resident Engineer or the Construction  Manager) and (ii)

the unit price for each such item, (B) less ten percent (10%) retainage, until fifty percent  (50%)  completion of  the  Construction  Work, and  upon  fifty percent (50%) completion of the Construction Work such lesser retainage as The

Times may, in its sole discretion, require in its Construction Contracts to be retained (the "Retainage"), subject to disbursement as set forth in (3) below;

      (2)   With respect  to Resident Engineer Costs,  in monthly installments equal to the Resident Engineer Costs for the previous month, calculated  based on the Resident Engineer's fee schedule attached  to the Construction Contract with respect to the Resident Engineer;

      (3)   With respect to the Retainage,  within twenty (20) days after  the

Final Acceptance Date; provided, however, such portion  of the Retainage equal to  one percent  (1%) of the  total cost of  performing the Work  shall not be disbursed upon  the Final Acceptance Date but shall be disbursed within twenty

(20) days after Final Completion.

      (b)   Intentionally omitted.

      (c)   All disbursements shall be made  by check at the principal  office of EDC,  or  at such  other place  within  the City  of New  York  as EDC  may designate. Disbursement  requests shall be  submitted within the  time periods and in the manner provided therefor in Article 4.

      (d)   No  portion of  the Funding  shall be  advanced for  materials not incorporated into the Construction Site.

      (e)   Disbursements of the Funding shall be no  more frequent than every thirty (30) days and shall be made by EDC within ten  (10) Business Days after the  date  EDC  receives  from  The  Times  a complete  disbursement  request,

reasonably  satisfactory to EDC,  together with  the Requisition and  all such other documentation as may be required or reasonably requested by EDC.

      (f)   If EDC fails to disburse the  Funding in accordance with the terms and conditions of this Agreement, and  as a result of such failure any  one or more of the Contractors cease performing the  Construction Work, then provided that  The  Times gives  EDC  thirty  (30) days  prior  written  notice and  an opportunity to cure such failure, The Times  shall have the right, but not the obligation,  to pay such Contractor or Contractors  from its own funds for the performance of the Construction Work and, in accordance with Sec.9.5(b) hereof,

receive an offset against future Rental (other than Impositions) due under the

Lease and against  College Point Improvement Payments due under  the Lease, in an  aggregate amount  equal to  the funds  so disbursed  by The Times  to such

Contractor or  Contractors, from the  date that The  Times paid such  funds to such Contractor or Contractors until the earlier to occur of the date on which

EDC recommences the  disbursement of the  portion of the Funding  allocable to the Construction Work  performed by such Contractor or Contractors or the date of such offset.

      (g)   If  any  one  or  more of  the  Contractors  cease  performing the

Construction Work as a result of EDC's failure to  disburse the Funding to The

Times in accordance with
the  terms  and  conditions  hereof,  then, notwithstanding  anything  to  the contrary  contained herein, EDC  shall indemnify  and hold harmless  The Times

Indemnitees  from and against  any and all  claims, judgments, liabilities and causes of action whatsoever instituted  and/or obtained by such Contractor  or

Contractors as a result  of such failure  to fund.  The  obligation of EDC  to indemnify and  hold harmless The  Times Indemnitees shall  include but  not be limited to the  payment of any  and all costs  and reasonable fees  (including reasonable legal fees) as may be actually incurred by The Times Indemnitees as a direct result of EDC's failure to fund.



   Sec.2.3  Funding of Costs of Changes
            ---------------------------
      (a)   Notwithstanding any  provision to  the contrary contained  in this

Agreement,  EDC shall not  disburse increased  Funding on account  of Eligible

Costs covered  by  changes to  the Final  Plans and  Specifications except  as expressly provided in this Sec.2.3.  In no event will the amount of the Funding be  increased  on  account  of  such  changes  made  other  than  pursuant  to

Sec.2.3(b)(i), Sec.2.3(b)(ii) or Sec.2.3(d) hereof.  The Eligible Costs incurred

in connection   with all changes   made  in  accordance with Sec.2.3(b)(ii) or

Sec.2.3(d) hereof shall be paid for with the Funding.

      (b)   Changes Initiated by The Times
            ------------------------------
            (i)   Material  Changes.   In no  event shall  The Times  have the
                  ------------------
right to initiate Material  Changes to the Final Plans and  Specifications and

EDC shall  not be obligated  to disburse  the Funding on  account of  Eligible

Costs increased by any such  Material Change initiated by  The Times.  If,  in the course of the Construction of the

Improvements, The Times or its  Contractors determines that a Material  Change to the Plans and Specifications will be required to complete the Improvements,

The Times shall notify EDC of such  determination.  Within ten (10) days after

EDC's receipt of such notification, EDC shall either inform The  Times that it believes no Material Change is required  or it shall instruct the professional consultant engaged  by EDC to  prepare the  Plans and  Specifications (or  the

Resident  Engineer  if  such  Resident Engineer  is  the  same  Person as  the professional consultant engaged by EDC) to make the appropriate changes to the

Plans and Specifications.  If EDC fails to respond to The Times within the ten

(10)  day period  described above  and if  the Resident  Engineer is  the same person as  the professional consultant engaged by EDC to prepare the Plans and

Specifications,  the Material Changes  requested by The  Times shall be deemed approved  by EDC and the  Resident Engineer shall  have the right  to make the

appropriate  changes to the  Plans and Specifications.   If  EDC instructs its

professional consultant to make changes  to the Plans and Specifications,  EDC shall  cause  such professional  consultant  to complete  such  changes within thirty (30) days after the date of EDC's instruction.

            (ii)  Non-Material  Changes.   The Times  shall have the  right to
                  ----------------------
initiate changes to the Final Plans and Specifications which result  only in a change  in  the quantity  of  materials to  be  supplied under  a Construction

Contract (even  if such  change results  in an  increase of  the cost of  such

Construction Contract).   EDC shall disburse  the Funding  on account of  each

such  change to the  Final Plans and  Specifications described above, provided that  EDC is notified  of such  change prior  to The  Times's submission  of a

Requisition pursuant  to Article 4 for  funds relating to the  Work covered by the change, and further
provided that the need for such change does not result from or arise out of an error or omission on the part of The Times  or an Affiliate, any Contractor or subcontractor.

      (c)   Intentionally Omitted.

      (d)   Changes Initiated by EDC
            ------------------------
            (i)       Changes  in the  Work.   EDC shall  have  the right  and
                      ----------------------
authority,   on  behalf  of   itself  and  the   Reviewing  Parties,  to  make

interpretations  of the Final  Plans and Specifications  and/or to order minor changes  in  the  Construction Work  that  do  not  increase  the price  of  a

Construction Contract or that do  not cause "Substantial Completion" (as  such term is defined in the  Lease) of the Project to  be delayed by virtue of  the

inability to  hook up  the Project to  the Sanitary Sewer  System.   The Times

shall promptly cause the affected Contractor(s) to comply with any such order.

            (ii)      Change  Orders.   In addition  to the  changes requested
                      ---------------
pursuant to  clause (i) above and  changes requested by The  Times pursuant to

Sec.2.3(b)(i) hereof, from time to time during the course of the Work, changes in the Requirements governing  the  construction of  the  Improvements,  field conditions or  other unexpected conditions may require changed, deleted and/or additional work to be performed. For purposes of this Sec.2.3(d), said changed,

deleted or additional work shall be referred to  as "change order work".  Only

EDC,  on behalf of itself  and the Reviewing Parties,  shall have the right to

require change  order work to  be performed.   All change  order work  must be

performed  only if ordered  by a written  directive from EDC  (for purposes of this Sec.2.3(d), the "change  order").  Neither oral directives nor any writing not designated by EDC  as a change order will constitute  change orders.  Upon receipt of a change order from EDC, the Times shall cause its Contractors to promptly comply with it by performing all necessary work in accordance therewith.  If work is added or deleted by a  change order, then the amount of the increase (in the event the  change order work would involve any adjustment in  the price of a Construction Contract  that would bring the aggregate price of the  Work to an amount greater than the  amount of the Funding) or decrease in the Funding shall be determined in one or more of the following ways as may be applicable:

      (A)   If The  Times and the Contractor shall agree upon a lump sum value or a  unit price value to increase or decrease the amount of the Funding for  the work specified, The Times shall  notify EDC of such agreed upon lump sum value or unit price  value and EDC shall, or shall  cause, such value to be stated in writing in the change order, and the amount of the

      Funding shall be changed by such value; and/or

      (B)   If  the  Construction Contract  and/or  the  bid proposal  of  the affected Contractor is based upon or shall contain unit prices which are to be applicable  to the type  of work involved  in the proposed  change order work, then  said unit prices shall be used to set the value of the increase or decrease  to the amount of the Funding  for the change order work; and/or

      (C)   If The Times and the affected Contractor cannot agree upon  a lump sum value or  unit price value, and  no unit price  is specified in  the

      Construction Contract  and/or the bid proposal of  such Contractor, then the  increase  or  decrease  to  the  amount  of  the  Funding  shall be determined on a time and materials basis.

            (iii)  Payment for Change  Order Work.  Payments for change  order
                   -------------------------------
work  shall  become due  and  shall be  made by  EDC  to The  Times  after the

Contractor has performed
the change order work and after the Contractor submits a fully signed copy  of said  change order (or  the portion thereof  covered by a  Requisition) on the form annexed  hereto  as Exhibit  D,  with The  Times's next  requisition  for payment, noting on said change order that the Contractor agrees to and accepts

said change order.   In  the event that  the change order  is a credit  change

order, EDC shall make the deduction for said change order immediately upon the issuance of said  change order against  any funds due or  to become due  under this Agreement  and/or any other  change orders  with respect to  the relevant

Contractor, subcontractor or material supplier.

                              ARTICLE THREE - TERM
                              --------------------


   Sec.3.1  Term.  The term of this Agreement (the "Term") shall commence upon
            -----
the execution of this Agreement by both Parties and the unconditional delivery of  this Agreement  by  each Party  to  the other  and shall  expire  upon the

occurrence  of any of the following events:   (i) the expiration of the 90 Day

Election Period  if The Times fails to deliver to  EDC a Sewer System Election

Notice  within such period,  (ii) the  date, prior  to the  date which  is one hundred and eighty  (180) days after  the Project Commencement Date,  on which

EDC receives notice from The Times, in accordance with Sec.1.1(b)(1) hereof, of

The Times's revocation of its election to construct the Sanitary Sewer System,

or (iii) if  The Times has delivered to EDC a Sewer System Election Notice and has not revoked such election on or prior to the date which is one hundred and eighty  (180)  days  after  the Project  Commencement  Date  and  has  in fact commenced the  Construction Work, then  the later to  occur of either  (x) one month after Final Completion of the Work, or (y) the  complete disbursement by

EDC to The Times  of all amounts payable to The Times pursuant to the terms of this  Agreement, unless  sooner  terminated by  EDC  in accordance  with  this

Agreement.   All  rights,  remedies  and  liabilities  arising  prior  to  the termination or expiration of the Term shall survive the date of termination or expiration, as the case may be.

                    ARTICLE FOUR - CONDITIONS FOR DISBURSEMENT
                    ------------------------------------------


   Sec.4.1   Initial Submissions by The Times.   EDC shall not be obligated to
             ---------------------------------
disburse  any of the  Funding to The  Times unless,  at any time  prior to the first request for disbursement of  the Funding but no later than ten (10) days prior to  the date  on  which the  first payment  of the  Funding  to be  made pursuant to  this Agreement is sought,  EDC shall have  received the following documents, together with a cover sheet (a "Completed Cover Sheet") listing the items submitted:

      (a)   a legal opinion  by counsel to, or  general counsel of,  The Times

            (addressed to EDC) in the form annexed hereto as Exhibit E, to the effect  that (I) this Agreement  is legal, valid  and binding upon and enforceable  against The  Times in  accordance with its  terms

            (subject,  as  to  enforceability,  to principles  of  equity  and applicable  bankruptcy, insolvency  and other  laws affecting  the rights of creditors generally),  and (II) The Times has  been duly authorized to execute and deliver this Agreement;

      (b)   a certificate,  in the  form annexed  hereto as Exhibit  F, of  an authorized officer of The  Times certifying the specimen signature of  each officer,  director or  agent of  The Times  authorized to deliver Requisitions under this Agreement;

      (c)   copies of  any then executed Construction  Contract(s), containing all the provisions required pursuant to Sec.1.2(d) hereof; and

      (d)   a collateral assignment by  The Times to EDC of The Times's right,

            title and
interest to  the Construction Contracts, which collateral  assignment shall be effective only upon an Event of Default and the termination of this Agreement.



   Sec.4.2  Documentation for Disbursements on Account of Eligible Costs.  EDC
            -------------------------------------------------------------
shall  not be obligated to  make the first disbursement  of the Funding or any subsequent  disbursement  with  respect  to  the  Work  unless  the  following conditions, in addition to the conditions described in Sec.4.1, shall have been satisfied:

   (a)    The   following    documents,  in  form  and   substance  reasonably

satisfactory to EDC, together with a  Completed Cover Sheet, shall, except  to the extent previously submitted by The Times, be delivered to EDC at least ten

(10) days in advance of the date on which each  (except as otherwise indicated

in this Sec.4.2) payment is sought:

   (i)      copies of all Contractor's Approvals necessary to lawfully perform the Construction Work  for which  the Funding is  being sought  in accordance with the Final Plans and Specifications;

   (ii)     a   requisition   executed   and   certified  by   an   authorized

            representative of The Times (and addressed to EDC), setting forth:

            (x) the  amount of the requested disbursement,  (y) an itemization of  the Eligible Costs for  which the disbursement  is sought, and

            (z)  a  list  of   Contractors  whose  work  is  covered   by  the

            requisition, indicating the amount  requested with respect to each

            such  Construction   Contract,  with   a  certification   by  such

            authorized representative
            that such Eligible Costs have not previously been reimbursed under

            this  Agreement.   The  requisition shall  be  accompanied by  the

            certification described in  Sec.6.1 hereof and copies  of (I)  all

            Construction Contracts on account of which payment is being sought that  have  not  been  previously delivered,  containing  all  the

            provisions   required  pursuant to  Sec.1.2(d)   hereof  (or   for

            Construction  Contracts  that  have been  previously  delivered, a statement  to that effect  and copies of  any amendments thereof);

            (II) as  applicable, requisitions  or applications for  payment by the Resident Engineer  or the Construction  Manager to The  Times;

            (III) as applicable, a copy of an "Application and Certificate for

            Payment", substantially in the forms annexed hereto as  Exhibit G,

            completed   and  executed   by  the   Resident  Engineer   or  the

            Construction  Manager  with  respect  to  all  work  performed  by

            Contractor(s)  and covered  by The  Times's requisition,  together with  a  statement of  the Resident  Engineer or  the Construction

            Manager  addressed  to EDC  stating  the  quantities of  materials installed with  respect to the  Construction Work completed  as of the date of the  requisition and that, to the  Resident Engineer's or the  Construction Manager's  knowledge,  the Construction  Work performed by the Contractor(s) and covered by the  requisition has been  performed to  the  Resident Engineer's  or the  Construction

            Manager's reasonable satisfaction substantially in accordance with the Final  Plans and Specifications;  and (IV) in  connection with each disbursement request other
            than  the first  disbursement request,  partial releases  of liens from all  Contractors, subcontractors and suppliers  in respect to

            Construction  Work  performed  under  a Construction  Contract  or subcontract  and  for  which  the  Eligible  Costs  in  connection therewith have  been  reimbursed with  the Funding  pursuant to  a prior  Requisition (the  items described  in this  paragraph (ii),

            collectively, the "Requisition");

   (iii)    such   additional  documents,   data  or   information  reasonably

            requested by EDC  with respect  to the Construction  Site and  the

            Work  or   in  support  of  the   Requisition,  including  without

            limitation,  documents as  would customarily  be required  by City agencies engaged in projects similar in scope to the Work such  as

            trade   payment  breakdowns  in  support  of  all  subcontractors'

            requisitions  to the  Resident Engineer,  Construction  Manager or

            General Contractor (as  the case  may be), if  any, invoices,  and receipts;

   (iv)     a  written  statement  by  DLS  certifying  that  each  Contractor performing  Work has  complied  with the  City's equal  employment requirements  under  mayoral Executive  Order  No.  50 (April  25,

            1980),  as amended, if applicable,  or evidence from  The Times or

            DLS that Executive Order No. 50  or its successor does not  apply,

            it  being   understood  that  such  written   statement  or  other

            satisfaction by DLS for each Contractor only needs to be submitted at  the time of the  submission of the  first requisition covering such  Contractor's  work and  it  being  further understood  that,

            notwithstanding anything to the
            contrary contained herein, for so long as New York State Labor Law

            Sec.220  or any  successor statute requires contractors performing work on  public  works  projects  to  pay  journey-level  wages to trainees, the trainee requirements of Executive Order No. 50 shall not be applicable  to  the Construction  Work, the Contractors and the subcontractors and the Contractors and the subcontractors shall in no  event be deemed to be in noncompliance with Executive Order

            No. 50 due to noncompliance with such trainee requirements; and

   (v)      in connection with the first disbursement request, as described in

            Sec.6.12, a completed and  duly executed W/MBE  Plan in  the  form annexed hereto as Exhibit H.

   (b)      As  of the date of  the disbursement, (i)  the representations and warranties  made in Article Five shall be  correct and complete and (ii) there shall  exist  no unbonded  public improvement  lien  relating to  the Funding;

provided,  however,  that  in  the  event  there  exists  an  unbonded  public improvement lien  relating to the Funding,  EDC shall continue to  disburse to

The Times those portions of the Funding which are  otherwise payable hereunder reduced only by the amount of such unbounded lien.



   Sec.4.3  Direction of Submissions.  All submissions to EDC pursuant to this
            -------------------------
Article Four shall be directed to EDC's Vice President for Construction.

                  ARTICLE FIVE - REPRESENTATIONS, WARRANTIES AND
                  ----------------------------------------------

                            GUARANTIES OF THE TIMES
                            -----------------------


      To induce EDC to disburse the Funding, The Times represents and warrants as follows:



   Sec.5.1  Organization; Standing.  The Times is a corporation duly organized
            -----------------------
and  validly existing  under the  laws of the  State of  New York  and has all requisite power, authority and legal right to execute, deliver and perform its obligations  under this Agreement.  A copy  of The Times's certificate of good standing from the  Secretary of  State of the  State of  New York is  attached hereto as Appendix D, and hereby made a part hereof.



   Sec.5.2  Intentionally omitted.



   Sec.5.3  Conflict, etc. under Other  Documents.  The execution and delivery
            --------------------------------------
of this Agreement by The  Times is not, and the performance  of this Agreement by The Times will not be, effectively prohibited or prevented by, or in breach of (i)  the certificate of incorporation  or by-laws of The Times,  or (ii) to the best of  The Times's knowledge,  any presently existing or  effective law,

judgment, order, writ,  injunction, decree, rule or regulation of any court or

Governmental Authority  applicable  to  The Times,  or  (iii)  any  agreement,

instrument or undertaking which is binding on The Times.

     Sec.5.4   No Litigation.  As of the date of this  Agreement there  are no
               --------------
suits  or  proceedings  pending or,  to  the  best of  The  Times's knowledge,

threatened against The Times which would materially affect the construction of the Improvements, the  consummation of the  transactions contemplated by  this

Agreement, or  the full performance of the obligations of The Times under this

Agreement.



   Sec.5.5  Intentionally omitted.



   Sec.5.6  Intentionally omitted.



   Sec.5.7  Quality of Work; Guaranties and Warranties.
            -------------------------------------------
   (a)   The   Times  shall cause the  Construction Work to be  performed in a good and workmanlike manner,  and all materials and equipment  and workmanship utilized or furnished in connection with the Construction Work shall be in new

(unless  otherwise specified in the  Final Plans and  Specifications) and good condition,  fully  operational,  without  defects  (except  to  an  immaterial extent), substantially in accordance with  the Final Plans and Specifications.

The Times shall, in connection with  the Construction Work, obtain the maximum guaranties and warranties on  labor, materials and equipment as  are generally

available  within  the  relevant  industry.    The  costs  of  obtaining  such

guaranties and warranties shall  be considered Eligible Costs and  are payable with the Funding.

   (b)    (i)    The  Times shall repair, replace, restore, remedy or correct,

or cause to be
repaired, replaced, restored,  remedied or corrected,  any defects, faults  or deficiencies  (including any  damage arising  out of  such defects,  faults or

deficiencies)  in  workmanship  or  materials  which  exist,  occur,   or  are

discovered  within or affecting the  Construction Site and  are covered by the guarantees  and  warranties required  to be obtained pursuant to this Sec.5.7,

within ten (10) Business Days after notice of such defect, fault or deficiency from EDC  or the  City to The  Times (provided  that The  Times receives  such notice at  least  ten (10)  days prior  to  the one  year  anniversary of  the relevant guaranty or warranty).  If the  nature of the correction or remedy is such  that The Times cannot reasonably be  expected to complete such remedy or correction or  cause such remedy or correction to be completed within ten (10)

Business  Days  of  said  notice,  The  Times  shall  commence,  or  cause the commencement  of, such remedy or correction within  such ten (10) Business Day period and diligently and in good faith prosecute such remedy or correction to completion.

         (ii)   Notwithstanding  anything  to the contrary contained in clause

(i) above, if any guaranty or warranty extends for a period longer than twelve

(12) months after the Final Acceptance Date, The Times shall assign its rights and interests therein to EDC  and the City, which assignment shall be  in form and substance reasonably  acceptable to EDC,  and executed by  The Times,  the

Construction  Manager  or  the  General  Contractor  (as  the  case  may  be).

Thereafter, The Times shall have no further obligation under this Agreement to repair,  replace,  restore  or  correct,  or  cause the  repair,  replacement,

restoration or correction of,  any defects, faults or deficiencies  (including any damage arising out of such defects, faults or deficiencies) in workmanship which The Times is notified of on or after the date of the assignment of such guaranties and warranties and EDC and the

City will  not  prosecute  claims  against  The Times  but  rather  will  seek compensation  or services  from  the party  or  parties giving  the  pertinent guaranty or warranty.  The Times  will cooperate with EDC and the City,  at no cost  or expense to The  Times, in the prosecution  of any claims against such parties after the expiration of the above described twelve (12) month Guaranty

Period.

   (c)      Intentionally Omitted.

   (d)      If The Times fails to repair, replace, restore, remedy or correct,

or  cause to  be  repaired, replaced,  restored,  remedied or  corrected,  any defect, fault or deficiency within ten (10) Business Days after notice thereof as provided in Sec.5.7(b), or, if the nature of such  correction or  remedy is such that  The Times cannot reasonably be expected to  complete  such  repair,

replacement,  restoration,  remedy  or   correction,  or  cause  such  repair,

replacement,  restoration, remedy  or correction  to be completed,  within ten

(10) Business Days after said notice, The Times has not promptly commenced, or caused to be commenced, within  said ten (10) Business Days or  diligently and

in  good  faith  prosecuted,   or  caused  to  be  prosecuted,   such  repair,

replacement,  restoration, remedy or correction to completion, then EDC or the

City may (but is not obligated to) provide The Times with written notice that,

if such remedy or correction is  not completed or commenced and diligently and in good faith  prosecuted, as the case  may be, within ten  (10) Business Days following delivery  of said notice, EDC or the City shall perform the required

corrective or  remedial work.   The  Times shall then  cause the  following to

happen: (i) repair, replace,
restore,  remedy  or correct,  or cause  to  be repaired,  replaced, restored,

remedied  or corrected, the item within ten  (10) Business Days following such notice except as provided in  clause (ii) below, or (ii) if the  nature of the repair,  replacement, restoration, remedy or correction is such that The Times cannot reasonably  be expected  to complete,  or cause  to be  completed, such repair, replacement,  restoration, remedy or  correction within said  ten (10)

Business  Days following  such notice,  then The  Times  shall be  required to commence, or cause to be commenced, within ten (10) Business Days such repair,

replacement, restoration,  remedy or  correction, and  diligently and  in good faith  prosecute,  or  cause  to  be  prosecuted,  such  repair,  replacement,

restoration, remedy or correction to completion.  If in the event of item  (i)

of the  preceding sentence, such  repair, replacement, restoration,  remedy or correction is not completed or caused to be completed within ten (10) Business

Days, or, in the  event of item (ii)  of the preceding sentence, such  repair,

replacement, restoration, remedy or  correction is not commenced or  caused to be commenced within ten (10) Business  Days and diligently completed or caused to  be completed, then EDC or  the City may (but is  not obligated to) perform the  required corrective  work itself  or engage  independent contractors  and subcontractors  to  perform such  corrective work,  and  shall be  entitled to reimbursement for  the reasonable cost of  such work, plus an  amount equal to interest at the Late Charge Rate on, and the out-of-pocket costs of collection of, any reimbursement due EDC or the City from The  Times hereunder, including but not limited to reasonable attorneys' fees.  If The Times disputes the need for such  repairs, the obligation of  The Times pursuant to  this Agreement to repair or cause such repairs to be
made,  or  the  cost  of  such  repair,  such  dispute  shall  be resolved  by arbitration  in accordance  with the  procedure for  arbitration set  forth in

Article 34 of the Lease and the time periods set forth in this Sec.5.7(d) shall

be  tolled  during the  pendency  of  such arbitration.    The  costs of  such

arbitration (including, but not limited  to, legal fees) shall be paid  as set forth in Section 34.02(b) of the Lease.

   (e)      Intentionally omitted.

   (f)      Any  warranties or  guaranties  relating to  the construction  and completion  of the Construction Work or materials in connection therewith that are  required to  be  obtained  hereunder  shall,  to  the  extent  reasonably obtainable  by The Times, the  Resident Engineer, the  Construction Manager or

the General Contractor (as the case may be), expressly be made for the benefit of  The Times, the Resident Engineer, the  Construction Manager or the General

Contractor (as the case may be), EDC and the City, and, to the extent that EDC or  the City are  not expressly  named in any  such warranty  or guaranty, The

Times,  the  Resident  Engineer,  the  Construction  Manager  or  the  General

Contractor (as  the case may be), shall assign its rights and interest therein to EDC and the City in accordance with Sec.5.7(b)(ii) hereof.

    (g)   The provisions of this Sec.5.7  shall  survive the  completion  of disbursement of the  Funding and the  termination of this Agreement  until the expiration  of  the  respective  Guaranty  Periods  or  such  period  of  time thereafter necessary to  remedy or  correct any default,  fault or  deficiency discovered within such Guaranty  Periods which is  required to be remedied  or corrected hereunder.

      (h)   Notwithstanding  anything  to  the   contrary  contained  in  this

Agreement, if any Person other than The Times connects into the Sanitary Sewer

System, then the provisions of this Sec.5.7 shall be deemed null and void and of no further effect and  thereafter The Times shall have  no responsibilities or obligations  with respect  to the  workmanship and  operation of  the Sanitary

Sewer System as set forth in this Sec.5.7.

             ARTICLE FIVE-A - REPRESENTATIONS AND WARRANTIES OF EDC
             ------------------------------------------------------


      To induce The  Times to enter into this Agreement  and perform the Work,

EDC represents and warrants as follows:



   Sec.5A.1 Organization;  Standing.   EDC  is  a not-for-profit  corporation,
            ------------------------
organized pursuant to Sec.1411 of the New York State Not-For-Profit Corporation

Laws and  has all the requisite  power, authority and legal  right to execute,

deliver and perform its obligations under this Agreement.



   Sec.5A.2 Due  Authorization; Enforceable Obligations.   This  Agreement has
            --------------------------------------------
been duly authorized, executed and delivered by EDC and constitutes a  legally binding  obligation of EDC enforceable in accordance  with its terms.  A legal opinion by general counsel of EDC (addressed to The Times) providing that this

Agreement  is legal,  valid and  binding upon and  enforceable against  EDC in accordance with its  terms (subject,  as to enforceability,  to principles  of equity  and applicable  bankruptcy, insolvency  and  other laws  affecting the rights of  creditors generally), is attached  hereto as Appendix  E and hereby

made a part hereof.   A certificate of the  Secretary of EDC, dated as  of the

date of this Agreement, certifying to the adoption of resolutions by the Board of Directors of EDC authorizing the  execution and delivery of this  Agreement by EDC is attached hereto as Appendix F and hereby made a part hereof.

                                  ARTICLE SIX
                                  -----------
                                   COVENANTS
                                   ---------


   Sec.6.1   Requisitions  Update  The Times's  Representations.    The  Times
             ---------------------------------------------------
covenants that each  Requisition presented to EDC under Article  Four shall be accompanied  by  a completed  certification, in  the  form attached  hereto as

Exhibit I.



   Sec.6.2  Compliance with Other Agreements and Law; Legal Status. During the
            -------------------------------------------------------
Term, The Times shall:

   (a)     comply with  all of the terms, conditions  and covenants now or  in the future binding upon or applicable to The Times under this Agreement;

   (b)      do all  things necessary to  maintain and keep  in full  force and effect its existence, rights and privileges under the laws of the State of New

York; and

   (c)      comply with, and do  all things reasonably necessary  to cause the

Work to  be performed in  compliance with all  Requirements applicable  to the

Work and/or  the Construction Site, it  being understood that  The Times shall not be held  responsible for failure  to comply with  the Requirements to  the extent that such failure arises out of The Times's performance of the  Work in accordance with the Final Plans and Specifications.



   Sec.6.3   Maintenance of and  Compliance with Insurance  Requirements.  The
             ------------------------------------------------------------
Times  shall maintain  or  cause  to  be  maintained  the  insurance  coverage described in Appendix C
attached hereto.  The Times shall comply with all of the applicable provisions of  such insurance policies.  Nothing contained in this Sec.6.3 is intended to confer any rights upon any third party.



   Sec.6.4  Maintenance of  Office.  The Times will maintain an  office in the
            -----------------------
City of New York where notices with respect to this Agreement may be delivered to it and inspections and audits in accordance with Sec.6.7 may be conducted.



   Sec.6.5   Compliance with Applicable Law.  (a)  The Times shall include, or
             -------------------------------
cause to  be  included, the  following  requirements,  as applicable,  in  all

Construction  Contracts,  and   shall require,  or cause  to be  required, all

subcontracts  with  respect  to  the Construction  Work  to  include  the same requirements, so that the Contractor(s) and any subcontractors shall agree, in substance:

            (i)   to comply with (1) the applicable provisions of City and New

            York State equal employment and affirmative action laws applicable to construction contractors and non-construction contractors which are annexed  to and made  a part of  this Agreement as  Appendix G

            (consisting of "Construction Contract  Rider" pursuant to  mayoral

            Executive  Order  No.  50,  provided,  however  that  the  trainee requirements set forth  therein shall be inapplicable  for so long

            as New  York   State  Labor  Law  Sec.220 or any successor statute

            requires contractors  performing work on public works projects  to pay journey-level wages to trainees), and the filing of any required construction employment reports with
            the City's Bureau of Labor Services on the forms annexed hereto as

            Appendix  H; (2) New York State Labor Law Sec.220e,  and  (3) City

            Administrative Code Sec.6-108;

            (ii)   to comply with  the applicable provisions  of the New  York

            City Noise Control Code (Administrative Code Sec.24-216, as amended,

            and related regulations); and

            (iii)   to pay no less than prevailing wage rates and supplemental benefits to laborers, workers and mechanics pursuant to Sec.220(3)

            of the New York State Labor Law in  accordance with  the currently scheduled rates, as amended from time to time.

      (b)   The Times shall use its good faith efforts to promptly, diligently and continuously enforce the full and faithful  performance by the Contractors with  whom  The  Times  enters into  Construction  Contracts  hereof  with the provisions of law referred to in Sec.6.5(a) hereof, and shall use its good faith

efforts  to  cause  such  Contractors  to  enforce   such  compliance  by  the

subcontractors and materials suppliers hired by such Contractors in connection with the Construction Work.



   Sec.6.6  Assignment.  Without EDC's  prior written consent, The Times shall
            -----------
not assign this Agreement except  that The Times may assign this  Agreement to an Affiliate without EDC's prior written consent, provided that such Affiliate assumes all the rights and obligations of The Times under  this Agreement, and that all the representations,  warranties and covenants  made by The Times  in this Agreement shall be similarly made by such

Affiliate, and further  provided that The Times provides to EDC  a copy of the executed written agreement evidencing such assignment and assumption.



   Sec.6.7   Maintenance of Records.   The Times  agrees to maintain accurate,
             -----------------------
readily auditable records  and accounts with supporting  documentation, of (i)

all of the costs related to the construction of the Improvements,  (ii) all of its receipts  and expenditures  in connection  with the Funding  and with  the

Work,  and  (iii)  all  financial  accounts  and  transactions  maintained  or

undertaken in  connection with  this  Agreement.   The Times  shall make  such

records available for  inspection and audit at  The Times's place  of business within New  York  City by  EDC  and the  City  at  reasonable times  and  upon reasonable advance notice.  All such records and accounts shall be  maintained for a period of six years after termination of this Agreement.  The provisions of this Sec.6.7 shall survive the expiration  or earlier  termination of  this

Agreement.



   Sec.6.8  Intentionally omitted.



   Sec.6.9  Due Application of Funding Proceeds.  The Times  shall receive and
            ------------------------------------
hold the proceeds of the Funding (including any insurance proceeds arising out of any casualty affecting property purchased with the Funding) as a trust fund to be applied exclusively for the payment  of Eligible Costs (or reimbursement to The  Times for the payment of Eligible Costs)  in accordance with the terms

of  this   Agreement and  shall not  use any  part of  the same for  any other purpose.

     Sec.6.10 Defects; Non-Conforming Work.  The disbursement of any portion of
              -----------------------------
the Funding  shall not constitute  a waiver  of any  default by  The Times  on account of defective construction work in performance of the Work or deviation

from  the Final Plans  and Specifications.   No part  of the Funding  shall be

disbursed  for the correction  of such  non-conforming work unless  either (i)

such  defective work  was  performed in  accordance with  the Final  Plans and

Specifications, or (ii) such deviation from the Final Plans and Specifications was necessitated as a result of  unexpected field conditions and was performed in  accordance with  good  construction  practices  and  EDC  approved  (which approval shall  not  be unreasonably  withheld or  delayed),  in writing,  the performance of such work.



   Sec.6.11 Participation by Women and Minority Owned Businesses
            ----------------------------------------------------
   (a)      EDC is committed to  maximizing meaningful participation by women-

owned business enterprises  ("WBEs") and  minority-owned business  enterprises

("MBEs")  (WBEs  and MBEs  collectively  referred    to  as "W/MBEs")  in  its

contracting  opportunities.  Based on its review  of the scope of the Work and the lists of certified W/MBEs maintained by the interested government entities identified  below, EDC estimates  that a  total aggregate W/MBE  percentage of twenty-five  percent  (25%)  can  be  attained  by  The  Times  for the  Work.

Accordingly, prior to receipt of any disbursements  hereunder, The Times shall complete  a utilization  plan (the  "W/MBE Plan"),  in the  form of  Exhibit H attached  hereto, describing The  Times's plan for  participation of W/MBEs in the Work.

      (b)   In order to be considered W/MBEs for purposes  of inclusion in the

W/MBE Plan submitted by The Times,  the WBEs and MBEs identified in the  W/MBE

Plan must
have  received certification,  as WBEs  and/or  MBEs, from  the New  York City

Department of Business Services ("DBS").  Businesses  that have been certified as being women or minority owned by  the New York State Department of Economic

Development  or the Port Authority of New  York and New Jersey may be eligible to  receive  expedited  certification  from  DBS,  after  completing  the  DBS

"Expedited Certification  Affidavit"  in  the  form of  Exhibit  H-1  attached

hereto.   Each of these entities  maintain current lists  of certified W/MBEs;

The Times is encouraged to contact these entities in order to obtain copies of their current  lists of certified W/MBEs who  may be qualified to participate,

either as Contractors,  subcontractors or  materials suppliers,  in the  Work.

Together  with  submission  of  the   W/MBE  Plan,  The  Times  shall   submit

verification acceptable to EDC showing that all W/MBEs named in the W/MBE Plan are certified as WBEs  and/or MBEs by DBS prior  to the award of  the contract with respect to such Contractor, subcontractor or material supplier.

      (c)   The Times should use the  W/MBE Plan to identify potential  W/MBEs that The Times, the Resident Engineer, the Construction Manager or the General

Contractor  intends  to employ  as  Contractors,  subcontractors or  materials suppliers.  The W/MBE Plan  requires the identification of the  specific trade

and/or the  specific material to be supplied  by such W/MBEs.   The W/MBE Plan

requires that the level of participation by W/MBEs be described based on (i) a dollar value  estimate of  participation by  W/MBEs (the  "W/MBE Participation

Dollar  Value") and  (ii) the  percentage of  the total  Funding that  will be passed on to W/MBEs (the "W/MBE Percentage").

      (d)   The  Times shall not  be required  to utilize the  specific W/MBEs listed in the

W/MBE Plan and substitutions may be made; however, The Times shall provide for the participation of W/MBEs in  the Work at a  level equal to or greater  than the total aggregate W/MBE Participation  Dollar Value and the total  aggregate

W/MBE  Percentage  as  each are  set  forth  in the  W/MBE  Plan.    The W/MBE

Participation Dollar Value and the W/MBE Percentage recorded on the W/MBE Plan are a part of this Agreement.  The Times cannot reduce the W/MBE Participation

Dollar Value or the W/MBE Percentage.

      (e)   If  The Times breaches  the foregoing  obligation relating  to the participation of  W/MBEs in the Work,  then, as its sole  and exclusive remedy against The  Times with  respect  to such  breach, EDC  shall  be entitled  to withhold from disbursement to The Times a portion of the Funding in the amount equal to the  difference between (i) the W/MBE  Participation Dollar Value set forth  in the W/MBE Plan and (ii)  the actual W/MBE Participation Dollar Value achieved by, and in fact paid to  participating W/MBEs by or on behalf of, The

Times in respect of the  completed Work.  No portion whatsoever of  any of the

Funding that is withheld pursuant to this Sec.6.11(e) shall be charged to  the account of any W/MBEs employed in respect of the Work.

      (f)   The  Times  may  substitute   other  certified  W/MBEs  for  those

identified in  the W/MBE Plan, but all  W/MBEs must be approved  by EDC (which approval shall not be unreasonably withheld) before  being employed, either as

Contractors,  subcontractors, or  as materials  suppliers, in  respect of  the

Work.  The Times  may also add  additional W/MBEs to  the W/MBE Plan  provided that  neither the W/MBE  Participation Dollar  Value nor the  W/MBE Percentage

falls below that identified in the W/MBE Plan.

     Sec.6.12  No Liens.  (a)  Without EDC's prior written consent, The  Times
               ---------
shall  not create, permit or suffer to  exist any mortgage, encumbrance, lien,

security interest, claim or charge  against the Construction Site, other  than those portions of the Construction Site, if any, that constitute a part of the

Premises (in which case, the  creation of, or the permission or  sufferance to exist of, any mortgage encumbrance,  lien, security interest, claim or  charge shall be made in accordance with the terms of the Lease).

   (b)      The Times will cause the  Improvements to be constructed free  and clear of liens of mechanics, material persons  and suppliers, including public improvement  liens, or claims for any such  liens subject to The Times's right to cause  any such lien to be  removed or bonded within  sixty (60) days after

the placement of such lien.   The costs of removing or bonding such lien shall

be paid by  The Times except  if such lien  was placed solely  as a result  of

EDC's  failure to disburse  to The Times  the Funding in  accordance with this

Agreement,  in which case EDC shall  pay for the costs  of removing or bonding such lien.



   Sec.6.13  Intentionally omitted.



   Sec.6.14  Intentionally omitted.



   Sec.6.15  Intentionally omitted.



   Sec.6.16   MacBride Principles.  The Times  hereby agrees that with respect
              --------------------
to any Construction Contract entered into for the performance of the Work, The

Times shall (i)
include  in  such  Construction  Contract  the  requirements  of  the MacBride

Principles Rider, attached hereto  as Appendix J, and  shall (ii) require  its

Contractors (A)  to comply with  applicable covenants and  representations set forth in  Appendix J, and  (B) to cause  its contractors, subcontractors,  and materials suppliers performing the  Work to also comply with  the requirements of Appendix J.  Notwithstanding anything to the contrary contained herein, the provisions of this Sec.6.16 shall not apply to any contractor, subcontractor or materials  supplier with  respect to  which there  is not  another contractor,

subcontractor or materials  supplier to  perform work or  supply materials  of comparable quality at a comparable price.



   Sec.6.17  No Waiver of Compliance.  The disbursement by  EDC of any portion
             ------------------------
of the  Funding to The Times shall  not constitute a waiver  of EDC's right to require compliance  with any of the covenants contained in this Article Six or otherwise contained in this Agreement.

                      ARTICLE SEVEN - DEFAULT AND TERMINATION
                      ---------------------------------------


   Sec.7.1   Events of Default.   An "Event of Default" shall  exist if any of
             ------------------
the following shall have occurred:

   (a)     if  The Times shall have  applied the Funding  in violation of  the covenant set forth in Sec.6.9 and such misapplication was not corrected within ten (10) Business Days after receipt of written notice thereof; or

   (b)     if  The Times fails to duly observe or  perform any of the material covenants and agreements contained in this Agreement (other than the covenants contained  in  Sec.6.9) and if such failure continues for twenty (20) Business

Days after receipt  of written notice to The  Times  by  EDC  specifying  with particularity  such material default and requiring such material default to be remedied;  provided, however, that if because of  Unavoidable Delays or if the nature of the default  is such that The Times cannot reasonably be expected to cure the same within  such period, then such material default shall  not be an

Event of Default  if, within such period (subject to  Unavoidable Delays), The

Times commences  in good faith to  cure such material default  and (subject to

Unavoidable Delays) diligently prosecutes such cure to completion; or

   (c)     if an  "Event of Default"  (as defined in  the Lease) has  occurred under the Lease and EDC has taken action to terminate the Lease  in accordance with the terms thereof; or

   (d)     if there  is any cessation of the Construction  Work for any period in excess  of ninety (90) successive  calendar days after the  date upon which the Construction Work shall
commence, unless the cessation of the Construction Work shall have been caused by  Unavoidable Delays  and  construction  or construction-related  activities shall  have resumed promptly  after the cause  of the  Unavoidable Delay shall have  been removed and shall  be diligently pursued  (it being understood that during any  such cessation of the Construction Work, EDC shall have the right,

upon  three (3)  days prior  written notice  to The Times,  to enter  upon the

Construction  Site for the purpose of protecting the Construction Site against deterioration,  loss,  damage  or  theft  if  the  Contractor  or  Contractors required, pursuant to its respective Construction Contract(s), to provide such services has ceased providing the services); or

   (e)      if any representation or  warranty by The Times  contained in this

Agreement  shall  be  materially  false  when  made  or  reaffirmed  and  such materially false  representation or warranty materially  adversely affects The

Times's  ability  to  enter  into  this  Agreement  and perform  the  Work  in accordance with the terms hereof.



   Sec.7.2  Default Remedies; Exculpation.
            ------------------------------
   (a)     Upon an  Event of  Default, EDC  may exercise  any right  or remedy permitted to it by law, in equity, or under this Agreement, including, without limitation,  the right  to obtain restitution  of any  portion of  the Funding which is applied by The Times, The Times's employees, agents or contractors in violation of Sec.6.9, with interest from the date of EDC's disbursement at the

Late Charge Rate.  Without  limiting the generality of the foregoing,  upon an

Event  of  Default, EDC  shall  have  the right  to  elect  to terminate  this

Agreement

(reserving, however, all remedies provided  in this Article Seven or  existing otherwise) or to make  no further disbursements until such default is remedied or determined not to be an Event of Default.

   (b)      Subject to the provisions of Sec.7.2(c) and Sec.9.11(a) hereof, the liability of  The Times and its Affiliates under this Agreement for damages or otherwise shall be limited to (i) any sums advanced hereunder to The Times but not  heretofore expended  by it,  (ii) the  proceeds  (to the  extent actually received by The Times) of  any insurance policies covering or relating  to the

Work or the Construction Site, (iii) the obligations of The Times set forth in

Sec.5.7, and (iv) the third party guarantees set forth in Sec.5.7 for the period prior to their assignment to EDC.  In no event  shall EDC look to the property or  assets  of  any  of  the  individuals  who  are  the  directors, officers,

employees,  shareholders, agents or servants of The  Times, and no property or assets of any of the aforesaid Persons shall be subject to levy, execution  or other enforcement  procedure for the  satisfaction of The  Times's obligations under this Agreement,  except in the event such individual  has misapplied the

Funding as described in Sec.7.2(c) below and  then only  to the extent  of the actual  dollar  amount  that  such  individual  has  misapplied  the  Funding;

provided,  however,  that  if  such  misapplication  was  the result  of  such individual's fraudulent conduct,  such individual's liability shall be  as set forth in Sec.7.2(c)(i) below.  Except as specifically set forth herein,  in no event  shall The Times  Indemnitees be liable  for consequential damages under this Agreement.

   (c)(i)      Each of the individuals described in Sec.7.2(b) above shall  be personally liable (as  distinguished from collective  liability), to the  full extent provided by law, in equity, and
by  this Agreement  if any  such  relevant individual  shall have  applied the

Funding in violation of the covenant contained in Sec.6.9 of this Agreement and such misapplication was not corrected within ten (10)  Business Days of notice thereof; provided, however, that such liability shall be limited to the actual dollar amount that was misapplied unless  the misapplication was the result of fraudulent  conduct, in  which  case such  liability shall  not be  limited as provided above.

      (ii)  The Times shall be liable  to the full extent provided by  law, in equity, and by this  Agreement if The Times shall have  applied the Funding in violation  of  the covenant contained in Sec.6.9 of  this  Agreement and  such misapplication  was  not corrected  within ten  (10)  Business Days  of notice thereof; provided, however, that such liability shall be limited to the actual dollar amount that was  misapplied unless the misapplication was the result of fraudulent  conduct on  the part  of The  Times as  opposed to  the fraudulent conduct of an individual not authorized by The Times to act in such  a manner,

in which case such liability shall not be limited as provided above.

      (d)   No course of dealing on the part of EDC or any failure on the part of  EDC to  exercise any  right shall  operate as  a waiver  of such  right or

otherwise prejudice  EDC's remedies.   No  right or  remedy conferred  upon or

reserved to  EDC is  intended to be  exclusive of  any other right  or remedy.

Every right  and remedy shall, to  the extent permitted by  law, be cumulative and in addition to every other right and remedy contained in this Agreement or existing at any time  at law or in equity, or otherwise,  and may be exercised from time to time and as often and in such order as EDC may deem appropriate.

The exercise of any right or remedy shall not be construed as an election or a

waiver of  any  other right  or  remedy.   No  delay  or omission  of  EDC  in

exercising any right or remedy occurring upon an Event of Default shall impair any such  right or remedy or  constitute a waiver  of or acquiescence  in such

Event of Default.

      (e)   The provisions of this Sec.7.2  shall survive  the  expiration  or termination of the Term.



   Sec.7.3  Termination.   If,  upon the  occurrence of  an  Event of  Default
            ------------
described in Sec.7.1(a), (b), (d) or (e) above,  EDC elects  to terminate this

Agreement, or for  any other reason  provided for  under this Agreement,  this

Agreement is terminated,  EDC agrees that, provided that  the Lease remains in full force and  effect and no  "Event of  Default" (as defined  in the  Lease)

shall  have occurred  and be  continuing thereunder,  EDC shall  undertake the construction of the Sanitary  Sewer System in accordance with  the Final Plans and Specifications with  such reasonable changes therein as EDC  may from time to time and in its reasonable discretion, deem appropriate;  provided that, in no event shall such changes diminish  the ability of the Sanitary Sewer System to adequately serve the Premises and the Project, and further provided that in no event shall such discretionary changes (i.e. changes which are not required by the Requirements, field conditions  or other unexpected conditions, or  are not necessitated by reason of The Times's  default under this Agreement) cause

"Substantial Completion" (as such term is defined in the Lease) of the Project to  be delayed  by  virtue of  the inability  to hook  up  the Project  to the

Sanitary  Sewer System.  In such circumstances,  EDC shall have the right (but shall not be obligated) to assume any

Construction Contract made by or on behalf of The Times in any way relating to the Work  and to  take over and  use all or  any part  or parts of  the labor,

materials,  supplies and equipment  contracted for,  by, or  on behalf  of The

Times, whether or not previously incorporated into  the Construction Site, all

in EDC's  discretion.   To effectuate  the provisions  of this  paragraph, The

Times  hereby collaterally  assigns  to EDC  all such  Construction Contracts,

whether  presently existing  or made in  the future, as  more particularly set forth in Sec.4.1(d)  hereof, and,  if EDC  exercises  its  rights  under  such collateral assignment, EDC shall assume all of the obligations and liabilities

of  The Times  under such  Construction  Contracts.   In  connection with  any

demolition  or construction undertaken  by EDC  pursuant to the  provisions of this Sec.7.3,  EDC may (i) engage builders, contractors, architects, engineers and others  for the purpose of furnishing labor, materials and  equipment, (ii)

reasonably  pay, settle or  compromise all  bills or  claims which  may become liens against  the Construction Site,  or which have  been or may  be properly incurred, or for the discharge of liens, encumbrances or defects  in the title of  the  Construction  Site,  and  (iii)  take  such other  reasonable  action

(including the  employment of watchmen) to protect the Construction Site.  Any costs  incurred by  EDC  in  connection with  the  performance  of the  above-

described work which are in excess of the amount of the Funding and  which are necessitated as  a result  of the  earlier termination  of  this Agreement  by reason  of  The  Times's  default  or  The  Times's  failure  to  perform  its obligations with respect to the construction of the Improvements in accordance with this  Agreement and the Final  Plans and Specifications shall  be paid by

The Times.   The provisions of this Sec.7.3 shall  survive  the expiration  or termination of the Term.

   Sec.7.4  Right  to  Reinstate Agreement.    If, after  termination  of this
            -------------------------------
Agreement  (the "Initial Termination"), EDC  fails, in accordance with Sec.7.3 above, to either (i) commence  the construction of the Sanitary Sewer  System,

or (ii)  if The Times had  already commenced the construction  of the Sanitary

Sewer System pursuant to the terms of this Agreement but such construction was stopped  as a  result  of the  termination of  this Agreement,  recommence the construction  of the  Sanitary Sewer  System, in  either  case within  six (6)

months after the Initial Termination, then  provided that The Times shall have given EDC  thirty (30) days prior  written notice and an  opportunity to cure,

The Times  shall have  the  right to  elect to  reinstate  this Agreement  and construct the  Sanitary  Sewer System  in accordance  with  the terms  hereof;

provided,  however, that  any costs  incurred by  The Times  in excess  of the amount of funds allocated  by the City and EDC for the  Funding at the time of the termination of  this Agreement shall be paid at the  sole cost and expense of The  Times without any right  of reimbursement under this  Agreement or any other agreement of The Times  with EDC or the City  if and to the extent  that such  excess amounts  are incurred  by reason  of The  Times's default  or The

Times's failure to perform its obligations with respect to the construction of the  Improvements  in  accordance  with  the Final  Plans  and  Specifications

(including, without  limitation, construction delays).   Upon reinstatement of

this Agreement in accordance with this Sec.7.4, all terms and provisions of this

Agreement shall be in full force in  effect, including without limitation, the provisions  of this Article  7 with respect  to EDC's right  to terminate this

Agreement upon the  occurrence of a further Event of  Default.  The provisions of this Sec.7.4 shall survive the Initial Termination but shall not survive any further or subsequent termination.

                              ARTICLE EIGHT - NOTICES
                              -----------------------


   Sec.8.1  Notices.  All notices under this Agreement shall be in writing and
            --------
shall be deemed to have been sufficiently given  or served for all purposes as of the date  when sent by hand, or by a national overnight courier service, or by  certified or registered mail,  return receipt requested,  and addressed as follows (or to such other  addresses as may from time to time be designated by

EDC  or The Times  by notice  delivered to the  other in accordance  with this

Sec.8.1):

            (i)   if to EDC:

                  New York City Economic Development Corporation
                  110 William Street
                  New York, N.Y.  10038
                  Attention:  President

                  with a copy via ordinary mail to General Counsel, at the same address and to:

                  New York City Law Department
                  100 Church Street
                  New York, New York  10007
                  Attention:  Chief, Economic Development Division;

            (ii)  if to The Times:

                  The New York Times Company
                  229 West 43rd Street
                  New York, New York  10036
                  Attention:  Solomon B. Watson, IV, Esq.
                              General Counsel
                  with a copy via ordinary mail to David Thurm, Executive Director of Project Development, at the same address, and with a copy in the same manner sent to The Times to:

                  Bachner, Tally, Polevoy & Misher
                  380 Madison Avenue
                  New York, New York  10017
                  Attention:  Martin Polevoy, Esq.


   Sec.8.2  Disbursement Submissions.   All Requisitions and other submissions
            -------------------------
for  disbursements  required  to be  made  pursuant  to Article  Four  of this

Agreement shall be addressed as directed in Sec.4.3 hereof.

                      ARTICLE NINE - GENERAL CONDITIONS
                      ---------------------------------

                                 AND COVENANTS
                                 -------------


      The  following  terms,  covenants  and conditions  shall  be  applicable throughout the Term:



   Sec.9.1  Conflict of Interests.   No member, officer, director  or employee
            ----------------------
of EDC or the City,  or their designees, consultants  or agents; no member  of the  governing body  of  the City  and  no  public official  of  the City  who exercises or exercised any  functions or responsibilities with respect  to the subject matter of this Agreement during his/her tenure, if known to The Times,

shall have any  interest, direct or indirect, in  any contract or subcontract,

or the proceeds thereof, for work to  be performed in connection with the Work or in  any  activity or  benefit  arising out  of or  in  connection with  the performance  of the Work.  Upon receiving actual notice or knowledge of any of the circumstances specified in the preceding sentence, The Times shall deliver notice  to EDC  of  the circumstances  and  immediately shall  use good  faith efforts  to cause  the Persons  affected to  terminate  their interest  in the

prohibited  contract  or  property.   The  Times  shall  require the  Resident

Engineer, Construction Manager,  Owner's Representative or  General Contractor

(as  the  case  may be)  and  the  Contractors,  subcontractors and  materials suppliers  to make  appropriate representations  in writing  that  they, their employees and principals do not have any conflict of interest prohibited under this Sec.9.1, and to covenant to use good faith efforts to cause the prohibited persons to terminate their interest in the relevant contract or property upon demand by The Times.



   Sec.9.2   No  Liability of  Individuals.   No officer,  employee, director,
             ------------------------------
member, agent or other person authorized to  act on behalf of EDC or the  City shall have  any personal liability  in connection with  this Agreement  or any default by EDC or the City.



   Sec.9.3  Anti-Boycott Provisions.
            ------------------------
      (a)   The Times agrees  that it is not  now participating, nor  shall it

participate   during the Term, in an international boycott in violation of the provisions of  the  Export Administration  Act  of 1979,  as  amended, or  the regulations promulgated thereunder.

      (b)   Upon  the final determination  by the United  States Department of

Commerce  or any other  agency of  the United States  as to  conviction of The

Times  for participation  in  an international  boycott  in violation  of  the provisions  of the  Export  Administration Act  of  1979, as  amended, or  the regulations  promulgated thereunder, EDC may, at its option, declare a default under  this  Agreement (which  default  is subject  to  cure by  The  Times in accordance with the terms of this Agreement).

      (c)  The Times shall comply in all respects with the provisions of Sec.6-

114  of the  Administrative Code  of the  City and  the rules  and regulations issued by the Comptroller of the City thereunder.

     Sec.9.4 Governing Law.  The provisions of this Agreement shall be governed
             --------------
and interpreted in accordance with the law of the State of New York.



   Sec.9.5  Liability  of EDC.   (a)  Subject to the provisions of Sec.9.11(b)
            ------------------
hereof, EDC shall not be liable for consequential damages under this Agreement to  The  Times or  to  any other  Person  in  any matter  arising  out of  the construction of the Improvements.

      (b)  Notwithstanding  any provision  to the contrary  contained in  this

Agreement, if EDC defaults in the disbursement  of the Funding for which it is obligated,  pursuant to the terms of this  Agreement, to disburse to The Times or in the payment of any  other monetary amount owed to The Times  pursuant to the provisions of this Agreement and  fails to cure such default within thirty

(30) days after The Times delivers notice (the "EDC Default Notice") to EDC of such default,  or if the  moneys in  the aggregate sum  of approximately  $3.6 million, or such other greater or lesser amount as may be necessary to pay for the costs of the Work and any change order  work or other changes to the Final

Plans  and Specifications or Construction Contracts approved by EDC, shall not be made  available to EDC  by the City,  in whole or  in part for  any reason,

then,   provided  that  The  Times  proceeds  with  the  construction  of  the

Improvements, for  each dollar of Funding not  so disbursed or monetary amount not so paid by EDC or made available to EDC by the City, The Times shall  have the right to  (y) offset against  future Rental  (other than Impositions)  due under the Lease and against College Point Improvement Fund Payments due  under the Lease in  an amount equal to the Funding not  so disbursed by EDC, and (z)

offset against

Rental (other than  Impositions and College  Point Improvement Fund  Payments)

due under the Lease in an amount  equal to any other monetary amount which EDC is  obligated to pay under this Agreement and has not so paid, until such time as EDC recommences the disbursement of the Funding or pays such other monetary

amount.   The Times agrees  that the right to  an offset against Rental (other than  Impositions) and  against  College Point  Improvement  Fund Payments  as hereinabove described  is The Times's sole  remedy against EDC  arising out of the failure of EDC  to receive the Funding from  the City and The  Times shall not commence any action or proceeding against EDC as a result of such failure,

except as otherwise provided in this Agreement.

      (c)   In the  event that (i) EDC has defaulted in the performance of any obligation on  EDC's  part to  perform  under this  Agreement  other than  the disbursement of the Funding, or (ii) EDC has defaulted in  the disbursement of the Funding and continues  to be in default  thereof after the receipt of  the

EDC Default Notice and expiration of  the thirty (30) day cure period provided therein, The Times shall  have all of its rights at law  and in equity against

EDC.

      (d)   Except as otherwise provided  in this Agreement; (i) no  course of dealing on the part of The  Times or any failure on  the part of The Times  to exercise  any  right shall  operate as  a waiver  of  such right  or otherwise prejudice  The Times's  remedies, (ii)  no right  or remedy conferred  upon or reserved  to The  Times is  intended to  be exclusive  of any  other right  or remedy, (iii) every right and remedy shall, to the extent permitted by law, be cumulative and in  addition to every other right and  remedy contained in this

Agreement or
existing at any  time at law or in equity, or  otherwise, and may be exercised from  time to  time and  as often  and in  such order  as  The Times  may deem appropriate,  and (iv)  the  exercise of  any  right or  remedy  shall not  be

construed as an election or  a waiver of any other right or remedy.   No delay

or omission  of The Times  in exercising  any right or  remedy occurring  upon

EDC's failure to disburse the Funding  in accordance with this Agreement or to otherwise  perform  its  obligations in  accordance  with  the  terms of  this

Agreement shall impair any such right  or remedy or constitute a waiver  of or acquiescence in any such failure.



   Sec.9.6   Amendments.  This   Agreement   may  not  be  amended, waived  or
             -----------
terminated orally,  but only by an  instrument in writing signed  by the party against whom enforcement of the amendment, waiver or termination is sought.



   Sec.9.7  Successors and Assigns.  The provisions of this Agreement shall be
            -----------------------
binding upon  and shall inure to  the benefit of  EDC and The Times  and their respective successors and permitted assigns.



   Sec.9.8   Assignment of Funds.   Except as specifically provided in Sec.10.1
             --------------------
hereof, The Times acknowledges that the City capital budget dollars which form the Funding are  not and shall not be deemed to  be an assignment of any funds received by  EDC from the  City.  The  Times confirms that  its rights  to the

Funding arise exclusively under this Agreement.

   Sec.9.9   Counterparts.   This  Agreement may  be executed  in one  or more
             -------------
counterparts which, when  taken together,  shall constitute one  and the  same document.



   Sec.9.10   Interpretation.   The  provisions of  the Lease  incorporated by
              ---------------
reference  into this Agreement are intended to supplement the other provisions of this Agreement.  In the event of any conflict between the  Lease provisions and the  other provisions of this Agreement, the provisions of the Lease shall control.



   Sec.9.11 Indemnity.   (a)  In this Sec.9.11(a), EDC and the City, and their
            ----------
respective departments,  offices, officers, members,  directors, employees and agents  shall collectively be referred to as  "the Public Parties".  The Times shall defend, indemnify and hold harmless the  Public Parties,  from and against  any and  all claims,  damages  (including  consequential  damages

awarded  to  third  parties   against  the  Public  Parties),   judgments,

liabilities  and  causes  of  action  whatsoever  to  which  they  may   be

subject   arising  out   of  the   acts  or     omissions  of  The Times,  its

Contractors, subcontractors, agents, employees  or material suppliers, and any and all Persons, in connection with the performance of the Work, or because of any negligence, fault or default of The Times, its agents, employees, material suppliers or  subcontractors.  The  obligation of  The Times to  indemnify and hold  harmless the  Public Parties  shall include  but not  be limited  to the payment of any  and all costs  and reasonable  legal fees as  may be  actually

incurred  by  the Public  Parties.   Nothing contained  herein is  intended to

create an obligation  on The Times to defend, indemnify  and hold
harmless  the  Public   Parties   against those  claims,  damages,  judgments,

liabilities  and  causes  of  action  described  in  Sec.1.1(c)(5)  hereof  for

which   it  is  determined  that  EDC  or  the  City  or   their   respective

employees,  agents  or  consultants  are  responsible  for.    The  termination

of   this  Agreement   shall  not   release  The  Times  from  any   liability

to   the  Public   Parties  arising   out  of   any  act   or  omission  of The

Times in connection with this Agreement.

      (b)   EDC shall  indemnify and hold harmless The  Times Indemnitees from and  against any  and  all claims,  damages  (including consequential  damages

awarded  to   third  parties   against  The  Times   Indemnitees),  judgments,

liabilities and  causes of action whatsoever  to which they may  be subject to the extent caused  as a result of  the negligence or misconduct of  EDC or its agents or professional consultants  arising out of or in connection with EDC's or its agents'  or professional consultants'  inspections of the  Construction

Site or uncovering of work in accordance with Sec.1.1(e) hereof. The obligation of EDC to  indemnify and hold harmless The Times  Indemnitees pursuant to this

Sec.9.11(b) shall include, but not be limited to, the  payment of  any and all costs  and reasonable  legal fees  as may  be actually  incurred by  The Times

Indemnitees  in connection with any such claim, damage, judgment, liability or

causes of action.   The termination  of this Agreement  shall not release  EDC from any liability to The Times Indemnitees described in this Sec.9.11(b).

    Sec.9.12   No  Agency.    Neither  The  Times nor  any  of  its  employees,
               -----------
Contractors or  subcontractors is, shall be or shall represent that he, she or it is an  agent, servant  or employee of  EDC or  the City by  virtue of  this

Agreement or  by virtue  of any  approval,  permit, license,  grant, right  or authorization given by the EDC or the City or any of their officers, agents or

employees.   The Times shall  be solely responsible  for the  work, direction,

compensation  and  personal conduct  of  its officers,  agents,  employees and subcontractors.



   Sec.9.13 Venue
            -----
      (a)  Any and  all claims asserted by or against EDC or by or against The

Times arising  under  this Agreement  or  related hereto  shall  be heard  and determined  either in  the  courts of  the  United States  ("Federal  Courts")

located in the City or in the courts of the State of New York ("New York State

Courts")  located in  the City  of New  York.   To  effect this  agreement and

intent, EDC  and The Times  agree and,  where appropriate, shall  require each

Contractor to agree, as follows:

                  (i)   If either Party initiates any action against the other

            Party in  Federal Court  or in  New York  State Court,  service of process  may  be  made  on  The  Times  either  in  person, or  by registered or certified mail (return receipt  requested) addressed

            to  the office  of the  General   Counsel  of  The  Times  at  the

            address  set  forth  in  Article  Eight  of  this  Agreement,   or

            to  such  other  address  as  The  Times  may   provide  to EDC in

            writing,  and  service   of  process  may  be  made on EDC, either

            in person or by registered or certified mail (return receipt requested) addressed to EDC at its address as set  forth  in  Article  Eight of this Agreement,  or to such other address  as EDC may provide to The Times in writing.

                  (ii)   With respect to any action  between EDC and The Times

            in  New York State Court,  each Party hereby  expressly waives and relinquishes any rights  it might  otherwise have (A)  to move  to dismiss  on  grounds of  forum non  conveniens,  (B) to  remove to
                                     ----- ---  -----------
            Federal Court wholly outside New York City, and (C) to  move for a change of venue to New York State Court outside New York City.

                  (iii)   With respect to any action between EDC and The Times

            in  Federal Court located in  New York City,  each Party expressly waives  and relinquishes any right it might otherwise have to move to transfer the action to a  Federal Court outside the City of New

            York.

                  (iv)  If either Party commences any action against the other

            Party in a court located other  than in the City and State  of New

            York, then, upon request  of the Party against whom the  action is brought, the Party bringing  the action shall either consent  to a transfer  of  the  action to  a  court  of  competent jurisdiction located in the City and State of  New York or, if the court  where the  action is initially brought  will not or  cannot transfer the action, then  to dismiss  such action  without prejudice,  and may

            thereafter  reinstitute  the  action   in  a  court  of  competent

            jurisdiction in New York City.

      Sec.9.14.  Investigations; Cooperation.
                 ----------------------------
      (a)   Definitions.  As used in this Sec.9.14:

            (i)   "Investigation"  shall  mean  any  investigation,  audit  or inquiry conducted by the  Department of Investigation with respect to the  obtaining and/or performance of  the Transaction Documents or any of them,

            (ii)  "Department of Investigation" shall  mean the Department  of

            Investigation of  the  City  or  any  City  department  or  agency succeeding to the functions thereof,

            (iii) "Commissioner"  shall  mean   the  Commissioner  or   Acting

            Commissioner of the Department of Investigation,

            (iv)  "Deputy  Mayor" shall mean the Deputy  Mayor for Finance and

            Economic  Development  of the  City (or  the  officer of  the City succeeding to the functions of that office),

            (v)    "Entity" shall  mean  any  firm, partnership,  corporation,

            association or  Person that  receives monies,  benefits, licenses,

            leases  or permits from or through the City or otherwise transacts business with EDC or the City,

            (vi)    "Member" shall  mean  any Person  associated  with another

            Person or  entity as  a partner,  director, officer,  principal or employee, and

            (vi)  "Transaction   Documents"   shall  mean   the   Lease,  this

            Agreement, Funding Agreement #1,  Funding Agreement #3 and Funding

            Agreement #4.

      (b)   Cooperation with  Investigations.   Subject to the  exclusions set
            ---------------------------------
forth in
paragraph  (c) of  this  Sec.9.14,  The  Times  shall during  the term of this

Agreement:

            (i)   cooperate  fully  and  faithfully,  and utilize  good  faith

                  efforts  to  cause  its   Members  to  cooperate  fully  and

                  faithfully, with any Investigation; and

            (ii)  report, and  utilize its  good faith  efforts  to cause  its

                  Members  to  report, in  writing  to  the Commissioner,  any solicitation  of which  The  Times has  actual knowledge  of money,  goods,  requests  for  future  employment  or  other benefit or thing of value, by  or on behalf of any  employee of the City or any other Person, for any purpose relating to the  procurement  or  obtaining  and/or  performance  of any

                  Transaction Document by The Times.

      (c)   Exclusions.  The provisions of Sec.9.14(b) above shall not apply:
            -----------
            (i)   to any  information or document known,  prepared or obtained by  The  Times  or its  Members  (and  the  sources of  such information or documents), that is  protected from compelled disclosure  by any  present or  future "Shield  Law" or  any other statute, constitutional provision, rule, regulation or case  law related  to the  rights of  reporters and/or  news organizations;

            (ii)  to any Person  who refuses to  testify based  on his or  her privilege against self-incrimination after having been given assurances that  his or  her statement, and  any information from such statement, will not be used against such Person in any subsequent criminal proceeding in any
                  forum  (provided,  however,  that   any  Person  given  such

                  assurances  shall   have  the   right  to  have   the  legal

                  sufficiency  of such  assurances adjudicated  by a  court of

                  competent    jurisdiction   as   a   precondition   of   the

                  applicability of Sec.9.14(b) to such Person); and

            (iii) to  any construction  contract  or other  agreement (or  the obtaining or  performance thereof)  with parties other  than the City or EDC,  including without limitation, any contract or agreement being funded through any Transaction Document.

      (d)   Hearing.   If  The Times  or any  Member of  The Times  refuses to
            --------
testify in an Investigation  and, in connection with such failure  to testify,

the Commissioner  determines that  The Times has  failed to  cooperate in  the

Investigation  in violation of the provisions of Sec.9.14(b) hereof,  then the

Commissioner   may  request  the  Deputy  Mayor  to  convene  a  hearing  (the

"Hearing"), upon not less  than five (5) days written notice to  The Times, to determine if any  penalties should be  imposed for The  Times's failure to  so cooperate in accordance with this Sec.9.14.

      (e)   Adjournments of Hearing
            -----------------------
            (i)   The Times shall have  the right to require that  the Hearing be adjourned for a period of not more than thirty (30) days.

            (ii)  The  Deputy  Mayor  may  grant  other  adjournments  of  the

                  Hearing,  in   the  exercise   of  his  or   her  reasonable

                  discretion;  provided  however,  that  in  the  case  of  an adjournment occasioned by The Times's failure to appear, the Deputy Mayor may, if he or she determines that there was no reasonable  cause for the requested adjournment or failure to appear, impose an Interim Penalty.

            (iii) The City shall not incur any penalty or damages for delay or otherwise occasioned by an adjournment of the Hearing.

      (f)   Penalties.
            ----------
            (i)   The Deputy Mayor may impose a  penalty during an adjournment due to The  Times's failure  to appear or  proceed with  the scheduled Hearing pursuant to Sec.9.14(d)(ii) hereof ("Interim

                  Penalty") of not  more than $1,000 per  day for each  day of

                  such   adjournment,  provided,  however,   that  such  daily

                  penalties shall cease to accrue from and after the date that

                  The Times  makes itself  available to  appear at or  proceed with  the scheduled Hearing  or gives written  notice to the

                  Deputy Mayor that it does not intend to appear at or proceed with the scheduled Hearing, in which  event the Deputy Mayor shall have the  right to  continue the Hearing  and reach  a determination without The Times's participation.

            (ii)  If, after the Hearing, the Deputy Mayor determines that  The

                  Times failed to cooperate  in the Investigation in violation of this Sec.9.14, and The Times fails to commence to cooperate fully in  such Investigation  within five (5)  Business Days following its receipt of written notice of
                        such determination, the Deputy Mayor may:

                  (A)   impose a  penalty ("Final Penalty") which  may not, in

                        conjunction with any Interim Penalty  or Final Penalty

                        imposed during  the term of this  Agreement under this

                        Agreement  and/or during  the term  of the  Lease with

                        respect  to  any  other Transaction  Document,  exceed

                        $500,000  in  the aggregate  during  the  term of  the

                        Lease; and/or

                  (B)   disqualify The Times, for a  period not to exceed five

                        (5) years, from  submitting bids  for, or  transacting

                        business  with,  or  entering  into  or obtaining  any

                        contract, lease, permit or license with or from EDC or

                        the  City,   other  than   as   contemplated  in   the

                        Transaction Documents.

      Notwithstanding anything  to the contrary contained herein, in the event that The Times is  found after the Hearing to have failed  to cooperate in the

Investigation, but nonetheless is not subjected to a Final Penalty because The

Times  commences  to cooperate  fully in  such  Investigation within  five (5)

Business Days following its  receipt of written notice of  such determination,

The Times shall be liable for the cost of conducting such Hearing in an amount not to exceed $5,000.

      (g)   Criteria  for Determination.  The  Deputy Mayor shall consider and
            ----------------------------
address in reaching  his or her determination and  in assessing an appropriate

Interim  Penalty,  Final  Penalty,  and/or disqualification,  the  factors  in clauses (i) and (ii) of this Sec.9.14(g). He or she may also consider, if relevant and appropriate, the criteria established in clauses (iii) and (iv) of this Sec.9.14(g), in addition to any other information which may be relevant and appropriate:

            (i)  The Times's good faith endeavors or lack thereof to cooperate fully  and faithfully  with the  Investigation, including  but not limited  to the  discipline,  discharge or  disassociation of  any

            Person failing to testify, the production of accurate and complete books  and records,  and the  forthcoming  testimony of  all other

            Members,  agents,  assignees  or fiduciaries  whose  testimony  is sought  (the  Deputy Mayor  shall  take into  account  whether the discipline, discharge or disassociation  of any Persons failing to testify would violate any union or other contract),

            (ii)  the relationship of the Person who refused to testify to The

            Times,  including, but not  limited to,  whether the  Person whose testimony  is sought has an ownership interest in The Times and/or the degree of authority  and responsibility the Person  has within

            The Times,

            (iii)   The nexus  of the  testimony sought to  The Times  and the

            Transaction Documents, and/or

            (iv)    the effect  a  penalty may  have  on  an unaffiliated  and unrelated party or Entity  that has a significant interest  in The

            Times,  provided that (x) such unrelated party or Entity has given actual notice to the  Commissioner or EDC upon the  acquisition of the interest, or (y) at the Hearing such unrelated party or Entity gives notice and proves that such significant interest was previously acquired; under either circumstance, such unrelated party or Entity must present evidence at the Hearing demonstrating the  potential adverse impact a penalty will have on such party or

            Entity.

      (h)   Payment of  Penalties.   Any Interim  or  Final Penalty  hereunder
            ----------------------
shall, upon imposition thereof, be  applied to reduce the aggregate  of Offset

Amounts  (as such term  is defined in  the Lease) then available  to The times under Article 4 of  the Lease and the balance, if any,  shall be paid promptly as  additional Rental,  or at  the  landlord under  the  Lease's option,  such balance  shall  be applied  to reduce  EDC's obligations  with respect  to any undisbursed Funding.

      (i)   Exclusive  Remedy.    Notwithstanding  anything  to  the  contrary
            ------------------
contained in this Agreement, the remedies set forth in Sec.9.14(f) hereof shall be  the sole and  exclusive remedies  available to EDC  in the  event that The

Times breaches   any  of  its   obligations  under this Sec.9.14, and no other

remedies,  including, without  limitation, the remedies set forth elsewhere in this Agreement for defaults by The Times in the performance of its obligations under this Agreement, shall be applicable to  a breach by The Times of any  of its obligations under this Sec.9.14.

      (j)   Right  to  Dispute  Determinations   of  Deputy  Mayor.    Nothing
            -------------------------------------------------------
contained herein shall  be construed  to limit  in any  manner whatsoever  The

Times's right or ability to  challenge or seek to enjoin, overturn,  set aside or  modify any  action taken,  determination made  or penalty  imposed  by the

Deputy Mayor pursuant to the provisions of this Sec.9.14.

      (k)   Concurrent Lease  Obligation.  The obligations of  The Times under
            -----------------------------
this Sec.9.14 constitute a portion of the obligations of The Times under Article

40A  of  the  Lease,  and  nothing  contained  herein shall  be  construed  as expanding, enlarging or increasing in any way, or as being separate from or in addition to, the obligations and liabilities  of The Times pursuant to Article

40A of the Lease.



   Sec.9.15.  Intentionally Omitted.



   Sec.9.16  Maximum Interest Rate
             ---------------------
      In the event  that any interest  payable under  this Agreement shall  be deemed  to exceed  the  maximum rate  permitted  by law,  then  the amount  of interest to be paid shall be the maximum rate so permitted.



   Sec.9.17  Captions
             --------
      The captions in this Agreement are inserted for convenience of reference only and in  no way  define, describe  or limit the  scope or  intent of  this

Agreement or any of the provisions hereof.



   Sec.9.18  Gender, Etc.
             ------------
      The  gender used  in this  Agreement  shall be  deemed to  refer to  the masculine,  feminine, or neuter gender, as  the context or the identity of the persons being referred to
may  require.  The  singular shall include  the plural  and vice versa  as the context may dictate.



   Sec.9.19  Assignment by EDC.   EDC shall not  assign this Agreement without
             ------------------
the prior written consent of  The Times, except that EDC shall have the right,

upon ten  (10) Business Days  prior written notice,  to assign  this Agreement and/or EDC's rights under this  Agreement, without any further consent  on the part of The Times, to the City.



   Sec.9.20 Obligations of  Newspaper Division.   EDC acknowledges and  agrees
            -----------------------------------
that  all  non-monetary  obligations set  forth  in  this  Agreement as  being obligations of  The Times shall  apply only to,  and be performed by,  The New

York Times Newspaper Division  of The New York  Times Company (the  "Newspaper

Division") and  its employees and  agents, and  EDC shall look  solely to  the

Newspaper  Division  for the  performance  of  such non-monetary  obligations;

provided,  however,  that  any  default  by  the  Newspaper  Division  in  the performance  of such non-monetary obligations  shall be treated  with the same force and effect pursuant to the applicable provisions of this Agreement as if such default had been committed by The Times.

                        ARTICLE TEN - AGREEMENT OF THE CITY
                        -----------------------------------


   Sec.10.1 City's  Agreement  to  Fund EDC.    The  City,  by executing  this
            --------------------------------
Agreement as it  effects this Article  Ten only, (i)  acknowledges that it  is becoming a signatory to this  Agreement as a material inducement to  The Times

to   enter  into  this  Agreement,  (ii)  warrants  and  represents  that  the

Consolidated Contract is in full force and effect and legally binding upon the

City; and (iii) covenants and  agrees to provide EDC with City  capital budget funds in such amounts and at such times as will permit EDC to comply  with its obligations  to  disburse  the Funding  pursuant  to  the  provisions of  this

Agreement, without regard to whether the Consolidated Contract is then in full force and effect or whether EDC is in compliance with the terms thereof.



   Sec.10.2 Valid Agreement of the City.   A legal opinion of the  Corporation
            ----------------------------
Counsel (addressed to The Times) providing that this Agreement is legal, valid and  binding upon the City with respect to  the provisions of this Article Ten in the form  attached hereto as  Appendix K, is being  delivered to The  Times concurrently herewith.



   Sec.10.3 The  Times's Rights Against the City.  In  the event that the City
            -------------------------------------
has defaulted  in the performance  of any obligation  of the City  pursuant to this Article Ten and continues to be  in default thereof after notice from The

Times and a thirty  (30) day period to cure,  The Times shall have all  of its rights at law and in equity against the City.

   IN  WITNESS WHEREOF, the Parties have executed  this Agreement as of the day and year first above written.


                                          NEW YORK CITY ECONOMIC
                                          DEVELOPMENT CORPORATION



                                          By: /s/  Carl Weisbrod
                                     -------------------------------------
                                          Title:    President




                                          THE NEW YORK TIMES COMPANY



                                          By: /s/  Katharine P. Darrow
                                     --------------------------------------
                                          Title:   Senior Vice President


THE CITY, BY SIGNING IN THE
PLACE PROVIDED BELOW,
AGREES TO BE BOUND BY THE
PROVISIONS OF ARTICLE TEN HEREOF:

THE CITY OF NEW YORK


By: /s/ Barry F. Sullivan
    --------------------------

APPROVED AS TO FORM:



By: /s/
    ---------------------------
     Acting Corporation Counsel

STATE OF NEW YORK       )
                         ss:
COUNTY OF NEW YORK      )


            On the 17th day of December, 1993,before me personally came
Carl Weisbard, to me known, who, being by me duly sworn, did depose and say that he resides at c/o 110 William St., NY, NY; that he is the Pres. of New York City Economic Development Corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the board of directors of such corporation.



                                                   /s/ Concetta Miele
                                               ----------------------------
                                                      Notary Public




STATE OF NEW YORK       )
                         ss:
COUNTY OF NEW YORK      )


            On the 17th day of December, 1993,before me personally came Katharine P. Darrow, to me known, who, being by me duly sworn, did depose and say that s/he resides at 16 Garden Place Brooklyn, NY; that s/he is the Senior V.P. of The New York Times Company, the corporation described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by authority of the board of directors of such corporation on behalf of such corporation.



                                                   /s/ Beverly Sturr
                                                -------------------------
                                                      Notary Public

STATE OF NEW YORK       )
                         ss:
COUNTY OF NEW YORK      )


            On the 17th day of December, 1993, before me personally came
Barry Sullivan, to me known, who, being by me duly sworn, did depose and say that he resides at c/o City Hall, NY, NY; that s/he is the Deputy Mayor of The City of New York, the same person who executed the foregoing instrument; and that he acknowledged that he signed his name thereto on behalf of The City of New York and pursuant to the authority vsted in him.



                                                   /s/ CONCETTA MIELE
                                                ------------------------
                                                      Notary Public